Exhibit 10.18

7/04

STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 22nd day of July in the year 2014, between BRICKMAN 95 MORTON LLC, having an office at c/o Brickman Associates, 712 Fifth Avenue, New York, NY 10019 party of the first part, hereinafter referred to as OWNER, and INTEGRAL AD SCIENCE, INC., having an office at 37 East 18th Street, FI 7, New York, NY 10003 party of the second part, hereinafter referred to as TENANT.

Witnesseth:

Owner hereby leases to Tenant and Tenant hereby hires from Owner entire eighth (8th) floor, consisting of approximately 25,123 rentable square feet in the building known as 95 Morton Street in the Borough of Manhattan, City of New York, for the term of ten (10) Lease Years, as more fully set forth in Article 41 of this Lease (or until such term shall sooner cease and expire as hereinafter provided) to commence on the                              day of                                               in the year                         , and to end on the                                  day of                                                   in the year                                                          , and both dates inclusive, at the annual rental rate of                  as set forth more fully in Article 41 of this Lease which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first                     monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent: 1.

Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2.

Tenant shall use and occupy the demised premises for executive, administrative and general business offices provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to. or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice. Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or, with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire

Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises arc damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casually. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate. Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, ducts, and conduits in and through the demised premises, and to erect new pipes, ducts, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Rider to be added if necessary

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business. Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so relet during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end, If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may relet the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with reletting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not teen procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy. Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month,                                         % ($                     ) of the total meter charges as Tenant’s portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $                                                  , on the first day of each month during the term of this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Rider to be added if necessary

Security:

32. Tenant has deposited with Owner the sum of $TBD         as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Directory Board Listing:

39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

BRICKMAN 95 MORTON LLC

Witness for Owner

BY:
		Name/Title:	[L.S.]

INTEGRAL AD SCIENCE, INC.,
Witness for Tenant:

BY:
Name/Title:

ACKNOWLEDGEMENT

STATE OF NEW YORK,

                SS.:

COUNTY OF

On the                      day of                                      in the year                     , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building. Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown substances from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing. Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 14, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

ADDENDUM TO STANDARD FORM OF LOFT LEASE and RIDER attached thereto, dated July         , 2014, by and between BRICKMAN 95 MORTON, LLC, having an office c/o Brickman Associates, 712 Fifth Avenue, New York, New York 10019 (“Landlord”) and INTEGRAL AD SCIENCE, INC., having an office at 37 East 18th Street, 7th Floor, New York, New York 10003 (“Tenant”).

1. Addendum Provisions Prevail. If and to the extent any of the following footnotes conflict or are otherwise inconsistent with any of the printed provisions of the Rider to this Lease to which the footnotes relate, whether or not such inconsistency is expressly noted in the footnotes, the provisions of the footnotes shall prevail.

2. Paragraph 3 (Tenant Alterations) of the Lease is amended as follows:

(a) in the third (3rd) line therein, after the word “Owner”, by the addition of the following language: “which consent shall not be unreasonably delayed or withheld”;

(b) in the eighth (8th) line therein, after the word “Owner”, by the addition of the following language: “which consent shall not be unreasonably withheld or delayed”;

(c) in the sixteenth (16th) line therein, after the word “may”, by the addition of the word “reasonably”; and

(d) in the twenty-ninth (29th) line therein, prior to the word “Nothing”, by the inclusion of the following sentence: “Notwithstanding the foregoing, Tenant shall have no obligation to remove any of the “Landlord’s Work” (as hereinafter defined).”

3. Paragraph 4 (Repairs) of the Lease is amended as follows:

(a) in the ninth (9th) line therein, after the word “omission”, by the inclusion of the following: “(where Tenant had a duty to act)”; and

(b) by the addition of the following sentences at the end of the paragraph:

“Except to the extent necessitated by the negligence or willful misconduct of Tenant or its employees or business invitees, Landlord shall promptly make, at its sole cost and expense, all necessary repairs to the foundation, common areas, exterior walls, roof and other structural components of the Building and the demised premises, including sewer, water and gas lines, and all repairs necessitated by any hidden or latent defects to the Building or the demised premises, or by the presence or exposure of any asbestos-containing materials.

In the event the cost of any repairs or replacements to the demised premises required to be made by Tenant under this Lease, should, under generally accepted accounting principles, be capitalized over the useful life of such repair or replacement (or over some other period of time in accordance with a tax depreciation schedule), as opposed to being fully deducted for the tax year such expense was incurred, then, notwithstanding anything to the contrary set forth in this Lease, Landlord shall be responsible for making such repair at Landlord’s expense, and Tenant shall only be responsible for reimbursing Landlord, on an annual basis for the then remaining duration of the term hereof (as such term may be extended), for that portion of the cost of such repair or replacement which is equal to the total cost of such repair or replacement divided by the useful life of such repair (or tax depreciation period) as measured in years.

4. Paragraph 8 (Tenant’s Liability Insurance, Property Loss, Damage, Indemnity) of the Lease is amended as follows:

(a) in the seventh (7th) line, after the word “negligence”, by the addition of the words “or willful misconduct”;

(b) beginning in the thirteenth (13th) line therein, by the deletion of the following language: “for any reason whatsoever including, but not limited to Owner’s own acts”; and

(c) by the inclusion of the following language at the end of this paragraph:

“As of the date of this Lease, Landlord represents, warrants and covenants with Tenant that, to the best of the Landlord’s knowledge and belief, there are no asbestos-containing materials, in or about the demised premises.

5. Paragraph 9 (Destruction, Fire and Other Casualty) of the Lease is amended as follows:

(a) in the seventh (7th) line therein, preceding the word “repaired,” by the inclusion of “promptly”;

(b) in the tenth (10th) line therein, by the deletion of “following” and the substitution of the word “of in place thereof;

(c) in the eleventh (11th) line therein, at the end of subsection (b), by the addition of the following:

“provided that if the undamaged portion of the demised premises is inadequate for the conduct of Tenant’s business activities, as reasonably determined by Tenant, then rent shall abate fully until the demised premises are fully restored by Landlord”;

(d) in the twenty-seventh (27th) line therein, following the word “date,” by the inclusion of “of casualty”;

(e) in the forty-second (42nd) line therein, by the deletion of “five (5)” and the insertion of “twenty (20) in place thereof;

(f) by the deletion of the first sentence in subsection (e) thereof; and

(g) by the addition of the following language at the end thereof:

“Notwithstanding anything to the contrary set forth in this Paragraph 9, in the event (i) the demised premises are not repaired to Tenant’s reasonable satisfaction within three hundred sixty five (365) days from the date of such casualty or damage, or (ii) any material portion of the demised premises, or Tenant’s access thereto, is damaged or interfered with within the final twenty four (24) months of the term of this Lease, then, in either such event, the Tenant may elect to terminate this Lease effective upon delivery of written notice of such election to Landlord, in which event Landlord shall promptly return the Tenant’s Security Deposit, together with all interest earned thereon, and the parties hereto shall thereafter have no further obligation to one another by reason of this Lease, except with respect to such matters and indemnities as are expressly provided to survive the termination or expiration of the term of this Lease.”

6. Paragraph 10 (Eminent Domain) of the Lease is amended by the addition of the following sentence at the end thereof:

“Nothing herein shall preclude Tenant from filing a claim for the value of any leasehold improvements and trade fixtures instructed or installed at Tenant’s expense and for Tenant’s moving and relocation expenses so long as same does not reduce Landlord’s award.”

7. Paragraph 11 (Assignment, Mortgage, Etc.) of the Lease is amended as follows:

(a) in the seventh (7th) line therein, at the end of the first sentence, by the addition of the following language: “, which consent shall not be unreasonably withheld, delayed or conditioned.”

(b) in the seventh (7th) line therein, after the word “Tenant”, by the addition of the following: “(except if such stock is publicly sold or transferred)”

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8. Paragraph 13 (Access to Demised Premises) of the Lease is amended as follows:

(a) in the fourth (4th) line therein, following the word “times,” by the inclusion of “upon reasonable advance notice to Tenant”;

(b) in the fifth (5th) line therein, by the deletion of “and improvements”;

(c) by the addition of the following language at the end of the first sentence:”, provided Landlord shall undertake all such repairs and replacements in a manner reasonably designed to minimize any interference with, or interruption of, Tenant’s use or access to the demised premises.”

(d) in the nineteenth (19th) line therein, following the word “hours” by the addition of “and upon reasonable advance notice to Tenant”;

(e) beginning in the twenty-eighth (28th) line therein, by the deletion of “such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant be affected” and by the inclusion of the following language in place therefor: “provided, however, that Owner shall remain liable for its negligence or misconduct therefor; and

(f) in the thirty-first (31st) line, by deleting the following: “or substantially all”.

9. Paragraph 15 (Occupancy) of the Lease is amended by the deletion of the second sentence therein which reads as follows: “In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations whether or not of record.”

10. Paragraph 16 (b) (Bankruptcy) of the Lease is amended as follows:

(a) beginning in the third (3rd) line therein, by addition of the words “but subject to applicable bankruptcy law” after the word “contrary”; and

(b) by the inclusion of the following provision at the end thereof:

“Notwithstanding anything to the contrary contained herein, Tenant shall be afforded a period of ninety (90) days in which to procure the dismissal of an involuntary bankruptcy proceeding before such proceeding shall constitute a default hereunder.”

(c) by the deletion of the final sentence in Paragraph 16 (b).

11. Paragraph 17 (Default) (1) of the Lease is amended as follows:

(a) in the fourth (4th) line therein, after the word “deserted”, by the addition of: “for ninety (90) consecutive days”;

(b) by the deletion of “five (5)” and the substitution of “ten (10)” therefor in the four places appearing in subparagraph (1) therein; and

(c) by the deletion of “three (3)” and the substitution of “ten (10)” therefor, in the three places appearing in subparagraph (1) therein.

12. Paragraph 17 (Default) (2) of the lease is amended as follows:

(a) by the inclusion of the following language, following the word “required” on the fifth (5th) line therein: “which payment default continues for a period of ten (10) days after landlord provides notice of same to Tenant.”;

(b) on the sixth (6th) line therein, by the deletion of “without notice” and by the substitution of: “upon ten (10) days written notice” in place thereof;

(c) on the fifth (5th) line therein, by the deletion of “by force or otherwise” and by the substitution of: “upon receipt of appropriate judicial order” in place thereof.

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13. Paragraph 18 (Remedies of Owner and Waiver of Redemption) of the Lease is amended as follows:

(a) in the ninth (9th) line therein, following the word “grant,” by the inclusion of “reasonable and customary”;

(b) in the twentieth (20th) line therein, preceding the word “expenses,” by the inclusion of “reasonable”; and

(c) in the thirtieth (30th) line therein, by the deletion of the word “sole” and the substitution of the word “reasonable” in place thereof.

14. Paragraph 19 (Fees and Expenses) of the Lease is amended as follows:

(a) in the seventh (7th) line therein, by the deletion of the language “immediately or at any time thereafter and without notice” and the substitution of the following language therefor: “upon reasonable advance notice to Tenant.”

(b) in the eleventh (11th) line therein, by the inclusion of the word “reasonable” before “attorney’s fees”.

15. Paragraph 20 (Building Alterations and Management) of the Lease is amended as follows:

(a) by addition of the words “upon reasonable advance notice to Tenant” following the words “any time” in the first line (1st) therein; and

(b) by the addition of the following language at the start of the second sentence therein: “Provided all such changes are effected in a manner which does not interfere with, or interrupt, Tenant’s access to or use of the demised premises or Building common areas,”

(c) by inclusion of the following language at the end thereof: “provided such controls are reasonable and Landlord notifies Tenant in writing before imposition thereof.”

16. Paragraph 21 (No Representations by Owner) is amended by the addition of the following language at the end thereof:

“Notwithstanding anything to the contrary contained in this Lease, Owner represents, warrants and covenants to Tenant, as of the commencement of the Lease term, that (i) there are no restrictions in any recorded instrument or in any agreement not of record to which the Owner, or a previous owner of the building, is a party which prohibits or restricts the Tenant’s Permitted Use of the demised premises, as stated in this Lease; (ii) this Lease and the terms hereof are not prohibited by the terms of any superior lease, mortgage, or other financing document, constituting a lien against the building; (iii) the Owner is the owner, in fee simple, of the building and the person(s) executing this Lease on behalf of Owner have the authority to cause Owner to enter into this Lease, and (iv) the demised premises and all HVAC, plumbing, and electric systems serving the demised premises will be in good, working order on the commencement of the Lease term.”

17. Paragraph 22 (End of Term) of the Lease is amended by the inclusion of the following language, after the word “wear” on the fourth (4th) line therein: “and damage due to casualty.”

18. Paragraph 23 (Quiet Enjoyment) of the Lease is amended by the deletion of the language “including, but not limited to Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.”

19. Paragraph 24 (Failure to Give Possession) of the Lease is amended as follows:

(a) in the first (1st) line therein, by the inclusion of “exclusive” following the word “give”.

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20. Paragraph 31 (Elevator, Heat, Cleaning) of the Lease is amended as follows:

(a) in the first line therein, by deleting “As long as Tenant is not in default under any of the covenants of this Lease,”

(b) in the tenth (10th) line therein, by deleting “by law” and by substituting “by Tenant” in place thereof.

21. Paragraph 32 (Security) of the Lease is amended as follows:

(a) in the twenty-third (23rd) line therein, by the deletion of “have the right to”

[Remainder of Page Intentionally Left Blank.]

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22. Paragraph 34 (Definitions) of the Lease is amended as follows:

(a) in the fourteenth (14th) line therein, after the word “hereunder”, by the insertion of first arising or accruing after the effective date of such sale of the Owner’s interest”

LANDLORD:

BRICKMAN 95 MORTON LLC

By:
Name:
Title:

TENANT:

INTEGRAL AD SCIENCE, INC.

By:
Name:
Title:

6

RIDER ANNEXED TO AND FORMING A PART OF

AGREEMENT OF LEASE

DATED AS OF JULY    , 2014

BY AND BETWEEN BRICKMAN 95 MORTON LLC (“LANDLORD”)

AND INTEGRAL AD SCIENCE, INC. (“TENANT”)

(The terms “demised premises,” “Demised Premises” or “Premises” are those premises demised to the Tenant hereunder located the entire Eighth (8th) Floor, consisting of approximately 25,123 rentable square feet, in the Building known as 95 Morton Street, New York, New York 10014.)

If any provision of this Rider conflicts or is inconsistent with any provision of Articles 1 through 40 of this Lease, the terms of this rider shall govern and prevail and the provisions of Articles 1 through 40 shall be deemed amended accordingly.

41. Fixed Rent; Additional Rent; Commencement; Term.

(a) The term of this Lease (the “Term”) shall commence on the date possession of the demised premises is delivered to Tenant with Landlord’s Work (as defined in Article 89 below) is substantially completed (the “Commencement Date”) and, shall expire, unless sooner terminated or renewed, on the last day of the tenth (10th) Lease Year (as defined herein) (the “Expiration Date”). Notwithstanding anything to the contrary contained herein, the Commencement Date shall not occur prior to August 1, 2014. In addition to the foregoing, in the event the Commencement Date has not occurred on or before October 1, 2014, subject to extension due to Tenant Delay (as defined herein), then Tenant shall be entitled to a credit against Fixed Rent on a one day basis for each day beyond October 1, 2014 that the Commencement Date has not occurred, such credit to be applied to the Fixed Rent first coming due after the Rent Commencement Date. In the event the Commencement Date has not occurred on or before December 31, 2014, subject to extension due to Tenant Delay (as defined herein), then Landlord or Tenant shall be entitled to terminate this Lease on ten (10) days written notice to the other given no later than January 15, 2015. Tenant covenants and agrees to pay to Landlord fixed rent (the “Fixed Rent”), commencing as of the Commencement Date through and including the Expiration Date, as follows:

Period	Annual Rent	Monthly Rent
Lease Year 1	$1,607,872.00	$133,989.33
Lease Year 2	$1,640,029.44	$136,669.12
Lease Year 3	$1,672,830.03	$139,402.50
Lease Year 4	$1,706,286.63	$142,190.55
Lease Year 5	$1,740,412.36	$145,034.36
Lease Year 6	$1,925,958.61	$160,496.55
Lease Year 7	$1,964,477.78	$163,706.48
Lease Year 8	$2,003,767.34	$166,980.61
Lease Year 9	$2,043,842.68	$170,320.22
Lease Year 10	$2,084,719.54	$173,726.63

As used herein, “Lease Year” shall mean the twelve (12) month period commencing on the Rent Commencement Date, except (i) to the extent the Rent Commencement Date is the first day of a calendar month, the First Lease Year shall commence on the Commencement Date, continue through the Rent Commencement Date and conclude on the day before the first anniversary of the Rent Commencement Date, and each Lease Year thereafter shall be the next consecutive twelve calendar month period, and (ii) to the extent the Rent Commencement Date is not the first day of a calendar month, the First Lease Year shall be the period commencing on the Commencement Date, continuing through the Rent Commencement Date and concluding on the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs, and each Lease Year thereafter shall be the next consecutive twelve calendar month period.

(b) (i) Tenant may extend the Term of this Lease for all of the demised premises (including any right of first offer space should Tenant have elected to exercise such right of first offer provided under this Lease) (the “Renewal Option”) for one (1) additional five (5) year period (the “Renewal Period”), on notice given to Landlord not less than nine (9) months and not more than twelve (12) months prior to the Expiration Date of this Lease. TIME SHALL BE OF THE ESSENCE with respect to the giving of the notice. Failure to give such notice shall be deemed a waiver of the right to extend and once sent, the Renewal Option shall be irrevocable. Notwithstanding the foregoing, in the event a default beyond the expiration of all notice, cure and grace periods is continuing under the Lease at the time of the exercise of the Renewal Option or at the commencement of the Renewal Period, Landlord may refuse to extend the Term of the Lease, and it shall be as if Tenant never exercised its Renewal Option. The Renewal Period shall be on all the same terms and conditions of this Lease except that the Fixed Rent (as defined below) for the first year of the Renewal Period shall be one hundred percent (100%) of the fair market value for comparable space in the market at such time (the “FMV”). The FMV shall be based on all relevant factors for similar office tenants comparable buildings in the Hudson Square office market of Manhattan.

(ii) If Tenant exercises its Renewal Option, then beginning nine (9) months prior to the beginning of the Renewal Period, Landlord and Tenant shall use good faith efforts to attempt to agree upon the FMV of the demised premises. If, within sixty (60) days following such date, they are unable to agree upon the FMV, Landlord and Tenant shall each hire a licensed and reputable real estate broker or appraiser having at least 10 years experience with commercial real estate in the downtown New York City market (respectively, “Landlord’s Broker” and “Tenant’s Broker”). If, Landlord’s Broker and Tenant’s Broker are unable to agree upon a determination of the FMV for the demised premises by the ninetieth (90th) day prior to the beginning of the Renewal Period, then they shall select a mutually acceptable third licensed real estate broker or appraiser having at least 10 years experience with commercial real estate in the downtown New York City market area (the “Third Broker”) (and if they are unable to so agree on a Third Broker, the selection shall be made, upon application of Landlord or Tenant, by the American Arbitration Association having a chapter closest to the demised premises), which Third Broker shall within thirty (30) days choose either the determination of the FMV of Landlord’s Broker or Tenant’s Broker to be the FMV for the demised premises and such choice shall be binding on Landlord and Tenant; provided, however, if the determination of the FMV of Landlord’s Broker and Tenant’s Broker differ by $50,000 or less per year, then the FMV for the demised premises shall be deemed to be the average of the two estimates and there shall be no need for the Third Broker. Landlord and Tenant shall each pay the fee of their own broker and shall share equally the cost of the Third Broker and of any proceedings necessary to select the Third Broker.

(iii) If the Renewal Period commences prior to a determination of the Fixed Rent for the Renewal Period, then the amount to be paid by Tenant on account of Fixed Rent from the commencement of the Renewal Period until such determination has been made shall be the Fixed Rent payable for the last year of the Term. After the Fixed Rent during the Renewal Period has been determined as aforesaid, any resulting shortfall due from Tenant shall be remitted to Landlord within twenty (20) days after such determination or any resulting overcharge by Landlord shall be remitted to Tenant within thirty (30) days after such determination.

(iv) The Renewal Option shall be personal to Tenant and shall not be transferrable by Tenant to any third party, including, without limit, any permitted subtenant or assignee other than a Permitted Transferee (as defined herein).

(c) The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term of this Lease, without notice or demand and without any set-off, abatement or deduction whatsoever, except as provided for in this Lease; provided that, simultaneously with its execution hereof, Tenant is paying the first full calendar month’s Fixed Rent. In the event that the Term commences on other than the first (1st) day of a calendar month, Tenant shall pay to the Landlord its pro-rata share of the Fixed Rent for such partial calendar month.

(d) All payments other than the annual Fixed Rent to be made by Tenant pursuant to this Lease shall be deemed “Additional Rent” and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein or by law for nonpayment of rent. Tenant shall have thirty (30) days from its receipt of any Additional Rent statement to notify Landlord, by certified mail, return receipt requested, that it disputes the correctness of such statement. After the expiration of such thirty (30) day period, such statement shall be binding and conclusive upon Tenant. If Tenant disputes the correctness of any such statement, Tenant shall, as a condition precedent to its right to contest such correctness, make payment of the Additional Rent billed, without prejudice to its position. If such dispute is finally determined in Tenant’s favor, Landlord shall refund to Tenant the amount overpaid. Notwithstanding anything contained herein to the contrary, any invoice (as opposed to rent demand) for payment of any non-recurring item of Additional Rent (which specifically excludes invoices for Fixed Rent and Real Estate Taxes) shall be sent by first-class mail, postage pre-paid, together with an email to *********** and shall be deemed effective three (3) days after mailing.

(e) In the event Tenant fails to pay any item of Additional Rent, Landlord shall have all of the rights and remedies provided for in this Lease, at law and in equity in the case of the non-payment of Fixed Rent. The word “Rent” when used in this Lease shall mean and include Fixed Rent, Additional Rent and all other charges payable hereunder by the Tenant.

(f) The Tenant hereby specifically authorizes and directs the Landlord to apply any Rent received in the manner in which the Landlord deems appropriate.

(g) For the purposes of this Lease, a demand for payment of Fixed Rent and/or Additional Rent by the Landlord shall be sufficient for all purposes if sent by certified mail, return receipt requested.

(h) If Tenant shall fail to pay any installment of Fixed Rent or Additional Rent within five (5) days after same is due and payable, Tenant shall pay a late fee equal to five percent (5%) of the amount of such unpaid installment of Fixed Rent or Additional Rent. In addition, any amount of Fixed Rent or Additional Rent which is not paid when due shall bear interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum, or (ii) the maximum rate of interest permitted by law (the “Default Rate”) beginning on the fifth (5th) day after such amount is due until paid. Payment of the late fee or interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of the late fee and interest are distinct and separate from one another in that the payment of the late fee is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments and the interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant. The charges payable pursuant to this Section 41(h) shall be (x) payable on demand and (y) without prejudice to any of Landlord’s rights and remedies hereunder, at law or in equity for nonpayment or late payment of Rent or other sum. The waiver by Landlord of the payment of late charges and interest as provided in this Section 41(h) shall not constitute a waiver by Landlord of its right to enforce the provisions of this Section in any instance prior or thereafter occurring. Notwithstanding anything to the contrary contained herein, the foregoing late fee and default interest charge shall be waived with respect to the first late payment of any non-recurring item of Additional Rent (which specifically excludes late payment of Fixed Rent and Real Estate Taxes). The provisions of this Section 41(h) shall not be construed in any way to extend the grace periods or notice periods provided for in Article 17 of this Lease. Failure to comply with the terms hereof shall constitute a material event of default hereunder.

(i) All Rent and other payments required to be paid by Tenant hereunder, if more than five (5) days late, shall be paid by certified or bank check only. Furthermore, in addition to all of the rights and remedies available to Landlord, in the event Tenant makes any payments owed to Landlord more than ten (10) days late (each a “Late Payment”) twice during any consecutive twelve (12) month period, the Tenant shall make all further payments pursuant to this Lease, whether timely or late, by certified or bank check, until such time as the Landlord determines that a unendorsed check will be acceptable. Failure to comply with the terms hereof shall constitute a material event of default hereunder.

(j) Provided this Lease is in full force and effect, Tenant’s obligation to pay Fixed Rent shall not commence until the date that is six (6) months after the Commencement Date (such date the “Rent Commencement Date,” such period the “Free Rent Period”). Notwithstanding the foregoing, during the Free Rent Period, Tenant shall use and occupy the demised premises pursuant to all of the other terms, covenants, conditions and provisions of this Lease, including, without limitation, the obligation to pay any and all Additional Rent due under this Lease, including without limitation utility charges and escalations.

42. Use Restrictions; Conduct of Business.

(a) Tenant covenants and agrees that it will use and occupy the demised premises as executive and general offices, and for no other use or purpose (the “Permitted Use”). Tenant’s business and activities at the demised premises shall at all times be consistent and compatible with the character and dignity of the Building, as determined by Landlord in its sole but reasonable discretion.

(b) It is understood and agreed that the demised premises are to be occupied only as hereinbefore provided for the Permitted Use. Tenant expressly covenants and agrees not to manufacture or permit any manufacturing of any kind, character or nature to be carried on in the demised premises or any part thereof; nor shall it permit retail sales from the demised premises; nor shall it permit any food concession to operate out of or in or about the demised premises; nor shall it use or store or permit the usage or storage of any toxic, hazardous, explosive, combustible or flammable substances at any time within or about the demised premises; and these covenants on the part of Tenant are an express inducement to Landlord to enter into this Lease.

(c) Tenant agrees to conduct its business solely and exclusively within the demised premises and shall not affix to any walls in the common areas of the Building or on its exterior door any placard, paper, notice or other announcement without the Landlord’s prior written consent. In addition, Tenant agrees to not “hand out” or otherwise distribute or disseminate any written materials, whether in the nature of an advertisement, announcement, notice or otherwise within the common areas of the Building, or the areas immediately outside or near the Building.

43. Intentionally Omitted.

44. Real Estate Taxes.

(a) “Taxes” shall mean the total of all real estate taxes, water charges, sewer charges, vault charges, frontage charges, and assessments and special assessments imposed upon the Building and the land, from time to time. If at any time during the Term of this Lease the methods of taxation prevailing at the commencement of the Term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, same shall be deemed to be included within the term “Taxes” for the purposes hereof. “Real Estate Taxes” shall not mean or include: (1) municipal, state or federal income taxes assessed against Landlord; municipal, state or federal estate, succession, corporate, inheritance or transfer taxes of Landlord; or corporation franchise taxes imposed upon any corporate owner of the Building; (2) taxes resulting from or attributable to any assessment for improvements in excess of the then current Building standard relating to tenantable space occupied by others in the Building; (3) taxes for which Landlord is reimbursed by Tenant or other tenants of the Building under similar provisions of their leases, including retail tenants; (4) taxes resulting from an increased assessment upon completion of any additions, alterations, improvements or renovations to rentable areas of the Building; and (5) any interest or penalties which may become due by reason of the failure to pay any Real Estate Taxes when same are due and payable, unless attributable to Tenant’s late payment of same.

(b) “Base Tax Year” shall mean the Taxes for the calendar year 2015 (i.e., the blend of the New York City fiscal year 2014/2015 (commencing on July 1, 2014 and ending June 30, 2015) and the New York City fiscal year 2015/2016 (commencing on July 1, 2015 and ending June 30, 2016));

(c) “Base Tax Rate” shall mean the Taxes, as finally determined for the Base Tax Year;

(d) “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority;

(e) “Tenant’s Proportionate Share” shall mean for purposes of this Lease and all calculations in connection herewith 13%.

(f) From and after January 1, 2016, if the Taxes for any Tax Year, as finally determined, shall be more than the Base Tax Rate, whether if due to a change in assessment, changes in rate or otherwise, as determined by the taxing authority, Tenant shall pay, as Additional Rent for such Tax Year, an amount equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the “Tax Payment”). The Tax Payment shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term of this Lease. The Tax Payment shall be payable by Tenant within thirty (30) days after receipt of a demand from Landlord therefor, which demand shall set forth Landlord’s computation of the Tax Payment and be accompanied by copies of the relevant tax statements received from the taxing authority. No delay or failure by the Landlord to furnish a statement or demand payment for more than twenty four (24) months following the due date of the corresponding tax payment shall constitute a waiver of Tenant’s obligation to pay any Tax Payment or shall in any way impair the continuing obligations of the Tenant to make Tax Payments. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a Superior Mortgagee or Superior Lessor, as such terms are defined herein) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, the Tax Payments shall be correspondingly accelerated or revised so that said Tax Payments are due at least thirty (30) days prior to the date payments are due by Landlord to the taxing authorities or the Superior Mortgagee or Superior Lessor. In the event that the Landlord determines that there may be change in Taxes, then Landlord may determine the Taxes for any comparison year and Tenant shall make the Tax Payments as required hereunder based upon the Landlord’s estimate. At such time as the Taxes are finally determined, the Tenant upon demand, in the event of an underpayment, shall pay to the Landlord any deficiency with respect to Tenant’s Tax Payments. In the event that the Tenant has overpaid by reason of Landlord’s estimate, then in such event the Landlord shall credit to the Tenant, against the next sums payable as Tax Payments, the amount of such overpayment, except in the final Lease Year of the Term, as same may be extended, where such overpayment shall be refunded to Tenant. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

(g) Intentionally omitted.

(h) With respect to any period at the commencement or expiration of the Lease Term which shall constitute a partial Tax Year, Landlord’s statement shall apportion the amount of the Tax Payment due hereunder and to the extent that the Tenant has overpaid the Landlord, the Landlord shall apply any amount by which the Tenant has overpaid to next sums payable as Tax Payments, except in the final Lease Year of the Term, as same may be extended, where such overpayment shall be promptly refunded to Tenant. The obligation of Tenant in respect to such Tax Payment applicable for the last year of the Term of this Lease or part thereof shall survive the expiration or termination of the Term, provided that Tenant receives a statement for such Tax Payment no later than twenty four (24) months following the expiration or termination of the Term. The Landlord’s obligation to refund any overpayments made by the Tenant shall survive the expiration or termination of this Lease.

(i) Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(j) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid Tenant’s Proportionate Share of increases in Taxes then Landlord shall, in the event a rebate is obtained, credit against the next sums payable as Tax Payments (except in the final Lease Year of the Term, as same may be extended, where such rebate amount shall be refunded to Tenant) Tenant’s Proportionate Share of such rebate (but not an amount in excess of Tenant’s Tax Payment) after deducting Tenant’s Proportionate Share of Landlord’s reasonable expenses, including without limitation, attorneys’ fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as “Tax Expenses”). Notwithstanding the foregoing, Tenant shall not be entitled obtain any portion of the benefits which may accrue to the Landlord from any reduction in Taxes for any Tax Year below those imposed in the Base Year.

(k) Notwithstanding anything to the contrary contained in this Article 44, with respect to the charges assessed against the Building as part of a business improvement district (“BID”), Tenant shall pay to Landlord an amount equal to the Tenant’s Proportionate Share times the BID Charges payable by the Landlord; it being understood that Tenant’s obligations under this Section 44(k) shall be calculated on a “net” basis.

(l) Anything in this Article 44 to the contrary notwithstanding, in no event whatsoever shall the Fixed Rent be reduced below the Fixed Rent set forth in Article 41 hereof as same may be increased by provisions of this Lease.

(m) Landlord represents to Tenant that as of the date hereof, there are no BID Charges payable under this Lease and there are no tax abatements in place with respect to the Building.

(n) The provisions of this Article 44 shall survive the expiration or termination of this Lease.

45. Operating Expenses.

There shall be no additional escalation on account of increases in operating expenses of the Building; it being expressly acknowledged by Landlord and Tenant that the two percent (2%) cumulative annual increases Fixed Rent provided in Article 41 are reflected in the rent numbers contained therein and are being paid by Tenant in lieu of any porter-wage, operating expense or similar escalations which would otherwise be due and payable by Tenant to Landlord.

46. Limitations on Landlord’s Liability.

(a) Tenant shall look solely to Landlord’s interest in the Building (including proceeds from sale, casualty or condemnation thereof) for the enforcement, collection or satisfaction of any judgment or other judicial process against Landlord, and no other property or assets of Landlord or of any of its partners, managers, trustees, participants, officers, directors, shareholders, employees, members representatives, agents, parent and/or subsidiary entities and/or individuals, attorneys, insurers, or agents or of any other person shall be subject to levy, execution or other enforcement procedure for the enforcement, collection or satisfaction of any such judgment or other process or any other matter arising under or out of this Lease or the relationship of Landlord and Tenant hereunder, or otherwise. Notwithstanding anything to the contrary contained in this Lease, in the event of a default by Tenant hereunder, no shareholder, partners, member, officer, director or principal of Tenant, whether disclosed or undisclosed, shall have any personal liability under this Lease nor shall any of their property or assets be subject to levy, execution or other enforcement procedure.

(b) If, with respect to any matter for which Landlord’s consent or approval is required under this Lease, Landlord has agreed in this Lease not to unreasonably withhold, condition or delay (or any of foregoing qualifications) its consent or approval or, as a matter of law, Landlord may not unreasonably withhold, condition or delay (or any of the foregoing qualifications) its consent or approval, Tenant shall not be entitled to any damages for any withholding, conditioning or delaying (or any one of the foregoing qualifications) by Landlord of its consent or approval, and Tenant’s sole and exclusive recourse, right and remedy in such event shall be an action for a declaratory judgment, injunction or specific performance requiring the Landlord to give its consent or approval.

47. Building Renovation.

Tenant understands and acknowledges that Landlord may alter, restore and/or renovate the entrance lobby and/or other portions of the Building (including, without limitation, the relocation of the entrance to the Building, as well as renovations to the Building’s common areas and the exterior and the roof of the Building) and that such alterations, restoration and/or renovation or other work in the Building may result in certain inconveniences or disturbances to Tenant and other occupants of the Building. Tenant agrees that the performance of any such work shall not constitute or be deemed to be a constructive eviction or be grounds for a termination of this Lease or the terms hereof, nor shall the same in any way affect the obligations of Tenant under this Lease, including, without limitation, the obligation to pay the Rents herein reserved or give Tenant the right to claim damages or any matter or thing as against Landlord or Landlord’s agent(s) or contractor(s). In the performance of same, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations at or access to the demised premises.

48. Environmental Conditions.

(a) Tenant covenants and agrees that it shall not nor shall it permit any materials to be stored, processed, used on, brought upon, or otherwise brought in contact with the Building and/or the demised premises which are now or hereafter is/are or may be considered a “toxic” or “hazardous” substance under any present or future applicable Environmental Laws (as hereinafter defined). Tenant shall comply with all applicable environmental laws, ordinances, rules, regulations, statutes, decrees, mandates, guidelines or codes relating to such laws (collectively, the “Environmental Laws”). Tenant hereby agrees promptly to notify Landlord in the event that it becomes aware of any violation of any applicable Environmental Laws affecting the Building and/or the demised premises.

(b) Tenant shall, at its sole cost and expense, remediate and comply with any violation of any applicable Environmental Law if such violation is due to or arises out of any act or omission on the part of the Tenant and/or arises out of a breach of any provisions of this Lease by the Tenant, including, without limitation, the provisions of this Article 48. Notwithstanding the foregoing, Landlord may, at its option, and without having the obligation to do so, at Tenant’s sole cost and expense, remediate any violation of any Environmental Law caused by Tenant and upon prior written notice to Tenant. The reasonable, out-of-pocket cost thereof shall be paid to the Landlord by the Tenant, within thirty (30) days after demand therefor, as Additional Rent.

(c) Without limiting any other indemnity contained in this Lease, at law, in equity or otherwise, Tenant agrees to indemnify and hold the Landlord, its trustees, members, participants, insurers, parent and/or subsidiary entities, individuals, attorneys, lenders, managers, officers, directors, shareholders, partners, employees, representatives and agents harmless from and against any and all claims, losses, costs, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys fees, court costs and expense) which arise out of or directly relate to Tenant’s obligations set forth in this Article 48. The provisions of this Article 48 shall survive the expiration or sooner termination of this Lease.

(d) Notwithstanding anything to the contrary contained herein, Landlord agrees that the demised premises shall be delivered to Tenant free of asbestos containing materials and otherwise in compliance with Environmental Laws. Notwithstanding anything contained herein to the contrary, (i) Landlord shall cure any violations of Environmental Laws that are either caused by Landlord, its agents or contractors, it being agreed that Tenant shall have no responsibility whatsoever for any loss, cost, damage or expense relating to any preexisting contamination of the Demised Premises by any hazardous materials, asbestos or mold, or any contamination by hazardous materials, asbestos or mold, or loss, cost, damage or expense not caused by the act or omission of Tenant and (ii) Landlord shall deliver to Tenant a clean ACP-5 for the Demised Premises as part of Landlord’s Work pursuant to Article 89 below.

49. Cleaning.

(a) Tenant, at its sole cost and expense, shall be solely liable and responsible for cleaning the demised premises. Tenant covenants and agrees to use only the third-party contractors designated by Landlord to provide cleaning services in the Building of which the demised premises form a part or contractor or contractors selected by Tenant and reasonably approved in advance by Landlord for any waxing, polishing and other maintenance work of the demised premises and of Tenant’s personal property therein. Tenant covenants and agrees that it shall not employ any individual, firm or organization for such purposes without Landlord’s prior written consent.

(b) Tenant, at its sole cost and expense, shall remove or cause to be removed from the demised premises and the Building, in a manner acceptable to the Landlord, all of its trash, refuse and rubbish. Should Tenant fail to pay the cost of such removal, Landlord may pay such cost and charge the same to Tenant, the amount thereof to be paid as Additional Rent on the first day of the month following Landlord’s billing thereof to Tenant. Such removal of the trash, refuse and rubbish shall also be subject to such reasonable rules and regulations as established by the Landlord from time to time, provided Tenant is provided with advance written notice of such rules and regulations and they are not enforced against Tenant in a discriminatory manner.

(c) Landlord shall cause the windows in the demised premises to be cleaned, and shall charge Tenant its then current Building standard charge for such cleaning, which charge shall be payable as Additional Rent. As of the date hereof, Landlord’s Building standard charge for window cleaning is $20.00 per window. Tenant shall not hire, rent, do or permit to be done any window cleaning in, on or about the demised premises. Landlord shall cause all common areas of the Building (including the lobby) to be kept neat and clean in accordance with the standards for comparable buildings located in the mid-Manhattan market.

(d) Tenant shall be liable for any tax imposed by any governmental authority with respect to cleaning services in the demised premises. Tenant shall pay to Landlord, as Additional Rent, such taxes within thirty (30) days of billing thereof and a receipt from the taxing authority evidencing such payment obligation.

50. Assignment and Subletting.

(a) Tenant may not assign this Lease nor sublet all or a portion of the demised premises or permit any portion of the demised premises to be used or occupied by any other person without the prior written consent of Landlord. Tenant may not mortgage, hypothecate, encumber or otherwise pledge this Lease.

(b) If Tenant at any time is a corporation, the transfer (by one or more transfers) of any of the issued and outstanding shares of stock of such corporation, and the issuance (on one or more occasions) of any new shares of stock of such corporation, shall be deemed an assignment of this Lease that requires the prior written consent of Landlord, if, after such transfer or issuance of shares (as the case may be), the prior shareholders own and hold less than 50% of the issued and outstanding shares of such corporation. If Tenant is, at any time, a partnership or limited liability company, (i) the transfer (by one or more transfers) of any interest in such partnership or limited liability company, and/or (ii) the admission of any new partner or partners or new member or members, as the case may be, shall be deemed an assignment of this Lease that requires the prior written consent of Landlord, if, after such transfer or admission (as the case may be), the prior partners or members, as the case may be, have less than a 50% interest in such partnership or limited liability company, as the case may be. For purposes of this Lease, the following shall not be deemed an assignment: (1) transfers of shares of the corporation that are transferred to the corporation or to any employees of the corporation (including employees at the time of the execution of this Lease and/or at the time of such conveyance), (2) transfer of the share of the corporation that are transferred to a relative or family member of the transferor(s) of such shares, (3) transfers by operation of law or as part of the estate of the transferor, or (4) transfers pursuant to a public offering which has been approved by the Securities and Exchange Commission or successor organization, provided, however, that in connection with a transfer pursuant to items (1), (2) or (3) above, Scott Knoll, Kristin Leary and Rick Oakin retain management control of Tenant.

(c) (i) If Tenant shall desire to assign this Lease, or to sublet all or any portion of the demised premises, Tenant shall give notice (“Tenant’s Notice”) to such effect to Landlord, which notice shall set forth or shall be accompanied by (1) the names and business addresses of the proposed assignee or subtenant and of the principal shareholders, members or partners, as the case may be (each referred to hereinafter as the “Principals”), of the proposed assignee or subtenant, provided that such entity is a non-public company, (2) the rents and other consideration to be paid by the proposed assignee or subtenant and the other principal terms and conditions of the proposed assignment or subletting, (3) financial statements for the proposed assignee or subtenant and for its Principals for the preceding three (3) years reasonably acceptable to Landlord; (4) current bank and other credit references for the proposed assignee or subtenant and for its Principals; and (5) such other information as Landlord shall reasonably require.

(ii) Landlord, by notice (“Landlord’s Notice”) given to Tenant within twenty (20) days after receipt of Tenant’s Notice and all other information required to be furnished by Tenant pursuant to Subsection 50(c)(i), may elect to: (A) intentionally omitted, (B) intentionally omitted, (C) terminate this Lease (if the proposed transaction is an assignment of this Lease or a sublease of all or substantially all of the demised premises (or a sublease of a portion of the demised premises which, when aggregated with other subleases then in effect, covers all or substantially all of the demised premises) for all or substantially all of the remaining Term), or (D) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the demised premises for all or substantially all of the remaining Term).

(1) Intentionally omitted.

(2) Intentionally omitted.

(3) If Landlord exercises its option under Subsection 50(c)(ii)(C) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Notice and all Rent shall be paid and apportioned to such date.

(4) If Landlord exercises its option under Subsection 50(c)(ii)(D) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the demised premises on the effective date of the proposed sublease; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises; and (iii) Landlord shall be responsible for the costs to separately demise such part of the Premises and in complying with any Laws relating to such demise, including without limit the costs to divide the mechanical systems and utilities.

(iii) If Landlord shall not exercise its rights under Subsection 50(c)(ii), Landlord, within twenty (20) days after receipt of Tenant’s Notice, shall advise Tenant whether or not Landlord will consent to such assignment or subletting to the proposed assignee or subtenant named in Tenant’s Notice. Landlord will only consider consenting to such assignment or subletting provided that (a) the reputation and financial condition of the proposed assignee or subtenant and its Principals are reasonably satisfactory to Landlord, and (b) Tenant is not in default under any of the terms and provisions of this Lease beyond any applicable notice and grace periods, if any, either at the time of Tenant’s Notice or on the effective date of the assignment or subletting. No such assignment shall be effective unless and until Landlord shall have consented thereto in writing and Tenant shall have furnished to Landlord an executed copy of an agreement, in form and substance reasonably satisfactory to Landlord, by which the assignee assumes and agrees to perform all of the covenants, terms and provisions contained in this Lease on the part of Tenant to be performed and such agreement shall also provided that the assigning tenant shall remain liable under the terms and provisions of this Lease. No such subletting shall be effective unless and until Landlord shall have consented thereto in writing and Tenant shall have furnished to Landlord an executed copy of the sublease, in form and substance reasonably satisfactory to Landlord.

(iv) The sublease effecting any such subletting shall (a) be subject to all of the terms and provisions of this Lease; and (b) expressly provide that, without the prior written consent of Landlord, such sublease may not be assigned and the subtenant thereunder may not further sublet, or permit any other person to use, all or any portion of the demised premises.

(v) All acts and omissions of the assignee or subtenant, or anyone claiming under or through the assignee or subtenant, which are a default of any of the terms and provisions of this Lease beyond the expiration of applicable notice and cure periods set forth in such assignment or sublease shall be deemed to be a default by Tenant, subject to the notice and cure periods set forth in this Lease.

(vi) Notwithstanding any assignment or subletting hereunder and/or acceptance of rent or any other amounts by Landlord from the assignee or subtenant or from any other person, the original Tenant and all persons and parties at any time having the rights of Tenant under this Lease shall remain fully liable for the payment of the Fixed Rent, Tax Payment and all other Additional Rent or other amounts due and to become due under this Lease and for the performance of all of the covenants, terms and provisions contained in this Lease on the part of Tenant to be performed. This Subsection 50(c)(vi) shall survive the expiration or sooner termination of this Lease.

(vii) In the event of any such assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the “Profit” (as hereinafter defined) derived by Tenant from such assignment or subletting. The Profit shall be paid to Landlord within ten (10) days after the same is due to Tenant by the assignee or subtenant, as the case may be. “Profit” shall mean (a) in the case of an assignment, the full amount by which all cash and other consideration paid or to be paid by assignee to or for the account of the assignor with respect to or in connection with such assignment, and (b) in the case of a sublease, the full amount by which the rent, additional rents and any other amounts payable to Tenant under the sublease and any additional sums paid or payable by the subtenant to Tenant in consideration of the making of the sublease (other than as set forth in the sublease), exceeds the Fixed Rent, Tax Payment and other charges payable under this Lease, less, in either case, the reasonable out-of-pocket costs actually and reasonably incurred by Tenant in connection with the assignment or subletting for customary brokerage commissions and reasonable attorneys’ fees.

(d) If Landlord shall not exercise any of its options under Section 50(c), Landlord, at its exclusive option, may consent to the proposed subletting or assignment referred to in Tenant’s Notice given pursuant to Section 50(c), provided that the following further conditions shall be fulfilled:

(i) There shall be no advertisement or public communication of any kind whatsoever relating to the proposed subletting or assignment which mentions or refers to a rental rate (but nothing herein contained shall be deemed to prohibit Tenant from negotiating or consummating a sublease at a lesser rate of rent) or to any other matter which directly or indirectly might adversely reflect on the dignity or prestige of the Building. Without limiting the foregoing restrictions, no advertisement or other public communication shall be released without Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed; and the advertised rental rate shall not be less than the prevailing rate charged by the Landlord for comparable space;

(ii) No assignment or subletting shall be made to any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Building, or any subsidiary or related entity of such tenant, subtenant or occupant;

(iii) No subletting or assignment shall be to a person or entity which has a financial standing, is of a character, is engaged in a business, or proposes to use the demised premises in a manner, not in keeping with the standards in such respects of the other tenancies in the Building;

(iv) Any subletting shall be expressly subject to all of the obligations of Tenant under this Lease and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Article 2 and Article 42 and shall specifically provide that there shall be no further subletting of the sublet premises or assignment or mortgaging of the sublease without compliance with the provisions of this Article 50;

(v) Tenant shall pay all reasonable costs that may be incurred by Landlord in connection with said sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee and all reasonable fees and disbursements of Landlord’s attorneys in an amount not to exceed $3,500.00 in each instance;

(vi) The proposed subtenant or assignee shall not be a person then negotiating with Landlord for the rental of any space in the Building or that Landlord has negotiated with in the immediately preceding three (3) month period;

(vii) The sublease shall provide by its terms that it may not be further modified without Landlord’s reasonable consent, it being expressly agreed that any such modification shall, for the purpose of this Lease, be deemed and construed as a subletting for which Tenant must comply with this Article 50 as if such sublease had not been theretofore consent to by Landlord; and

(viii) Landlord shall have the right to demand, as a condition of its consent to any sublease or assignment, a security deposit or additional security deposit from Tenant, the assignee or the subtenant, as the case may be with respect to any assignee or subtenant who does not have a net worth (as defined in Section 50(f) below) at least equal to the greater of (i) the net worth of Tenant on the date of the assignment or sublease or (ii) the net worth of Tenant named herein on the date of this Lease.

(e) Intentionally omitted.

(f) Notwithstanding anything contained in this Article 50 to the contrary, Tenant may, without Landlord’s consent but upon notice to Tenant assign this Lease or sublet all or a part of the demised premises to an Affiliate or entity into or with which Tenant is merged or consolidated or to a person or entity to which all or substantially all of Tenant’s assets are sold or otherwise transferred, provided that such merger, consolidation, transfer or sale of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby and/or avoiding the requirements of this Article 50, and provided further, that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the net worth of Tenant herein named on the date of this Lease, (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction and (c) the use of the demised premises for the Permitted Use shall remain unchanged following any such merger, consolidation or transfer of assets (a “Permitted Transferee”). The provisions of Subsections 50(c)(ii) and 50(c)(vii) above shall not apply to assignments or sublets to a Permitted Transferee. For purposes of this Section 50(f): the term “Affiliate” shall mean, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity, and a corporation or other entity which provides financial, investment or insurance services and products to Tenant’s members as part of Tenant’s regular business regardless of control; the term “control” (and with correlative meaning, “controlled by” and “under common control with”) shall mean ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question; and the term “net worth” shall mean an entity’s equity, as reported in the annual financial statements of such entity (prepared in accordance with generally accepted accounting principles by an independent accounting firm reasonably acceptable to Landlord), less the intangible assets of such entity, including but not limited to, copyrights, trademarks, trade names, licenses, patents, franchises, goodwill, operating rights and deferred financing costs.

(g) Notwithstanding anything contained in this Article 50, Tenant shall be permitted to license portions of the Demised Premises, to be used and occupied by persons related to Tenant’s business (the “Licensees”), provided and on the condition that: (a) the Licensees utilize, in common with Tenant, one common entrance to the Demised Premises; (b) the Licensees shall not occupy, in the aggregate, more than twenty five (25%) percent of the rentable area in the Demised Premises; (c) the Licensees are affiliates of Tenant or provide services or products complimentary to or on behalf of those provided by Tenant and (d) Tenant delivers notice of such Licensee(s) no later than ten (10) business days after the occupancy of any portion of the Demised Premises by any such Licensee. If any Licensees occupy any portion of the Demised Premises as described herein, it is agreed that (i) with the exception of the payment of Fixed Rent and Additional Rent, the Licensees must comply with all provisions of this Lease; (ii) in no event shall any use or occupancy of any portion of the Demised Premises by any Licensee release or relieve Tenant from any of its obligations under this Lease, including the full payment of Fixed Rent and Additional Rent; and (iii) in no event shall the use and occupancy of any portion of the Demised Premises by any of the Licensees be deemed to create a landlord/tenant relationship between Landlord and any such Licensee, and, in all instances, Tenant shall be considered the sole tenant under this Lease, notwithstanding the occupancy of any portion of the Demised Premises by any of the Licensees.

51. Electricity.

(a) Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord, at Landlord’s sole cost and expense, to furnish electrical service to the demised premises in amount sufficient to meet Tenant’s reasonable requirements of electrical current consistent with the electrical capacity of the existing equipment supplying electrical current to the demised premises and Tenant’s contemplated use of the demised premises in accordance with Article 2 and Article 42 hereof. Landlord agrees to make six (6) watts per rentable square foot “demand load” available for use by Tenant at the demised premises, exclusive of electric current required for Tenant’s HVAC. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord’s sole judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building.

(b) Tenant shall obtain electricity for all of Tenant’s electrical needs with respect to the demised premises, including, but not limited to the electricity required for the operation of the HVAC unit that services the Demised Premises, directly from the public utility company or other company furnishing electricity to the Building (the “Electric Company”). The cost of such electricity shall be paid by Tenant directly to such Electric Company. Landlord represents that the demised premises are separately metered as of the date hereof. Tenant shall be responsible, at its sole cost and expense, for the maintenance and repair of all electric meters in the demised premises, whether or not same were installed by Tenant.

(c) Tenant shall, at its sole cost and expense, supply for its use to the demised premises, any and all ballast, starters, lamps, bulbs and other items which are ancillary to utilizing its electrical service within the demised premises in accordance with and subject to the terms and provisions of this Lease.

52. Air-Conditioning.

(a) Tenant shall be responsible, at its sole cost and expense, for providing cooled air to the demised premises, through the air conditioning unit(s) or system which are located in the demised premises or which Tenant may install, subject to the terms and provisions of this Lease, which shall be air-cooled only. Any air conditioning unit(s) or system installed or to be installed in the demised premises, is and shall be deemed property of Landlord. As of the Commencement Date, the existing air conditioning unit(s) in the demised premises shall be in good working order reasonably sufficient to cool the demised premises and shall be controlled throughout the Term of this Lease exclusively by Tenant.

(b) If the air conditioning system in the demised premises uses water, then: Tenant shall pay for the water consumed and the sewage charge in the operation thereof in accordance with the readings of a water meter installed to measure such consumption. Prior to installing any new or additional mechanical air conditioning unit or units in the demised premises, Tenant shall first obtain Landlord’s written consent. Under penalty of damages and forfeiture, Tenant herein shall not install any mechanical air conditioning plant or individual or collective unit using water unless the unit or units are equipped with a water conserving device, such as evaporative condenser, economizer, water cooling tower, or other similar apparatus. In connection with such air conditioning, Tenant agrees to install at its own cost and expense, a water meter which shall meter all water used in such air conditioning plant and such water used and sewage charges shall be paid for by Tenant per said meter readings, at the prevailing rate charged by the City of New York, on a timely, current basis. If Tenant has not installed a water meter, Landlord will charge Tenant with its proportion of the water consumption and sewage charges incurred by the Building.

(c) Tenant shall change the filters of the air conditioning unit(s) and shall have the unit(s) cleaned on an as needed basis as reasonably determined by Tenant.

(d) Tenant shall be responsible for the maintenance and repair of the air conditioning unit(s) or system affecting the demised premises whether ordinary or extraordinary in nature. Tenant shall, during the Term of this Lease, keep in full force and effect a repair and maintenance agreement (including replacement of all parts) with a company reasonably approved by Landlord covering said air conditioning unit(s) or system; a current copy of which (including renewals thereof) shall be delivered to Landlord upon Landlord’s request thereof. Notwithstanding the foregoing, Landlord shall be responsible for the cost of any repair and/or replacement of the air conditioning unit(s) or system affecting the demised premises costing in excess of $5,000.00 which is (i) not covered by the terms of Tenant’s maintenance contract, (ii) not necessitated by the negligence or willful misconduct of Tenant, and/or (iii) outside the scope of ordinary repair.

(e) Subject to Article 13 of this Lease, Landlord shall have free and unrestricted access to all air conditioning equipment. Landlord reserves the right to interrupt, curtail, stop or suspend air conditioning when necessary because of accident, repairs, alterations or improvements (which in the judgment of Landlord are desirable or necessary, or to comply with governmental restrictions in the use of materials or in the use of the air conditioning system or because of difficulty in inability to secure supplies or labor because of strikes or other cause or causes beyond the reasonable control of Landlord, whether such cause or causes are similar or dissimilar to those hereinbefore mentioned, and except as may otherwise be provided for in this Lease, no diminution or abatement of Rent or other compensation shall or will be claimed by Tenant nor affected or reduced by reason of the interruptions, curtailment, stoppage or suspension of air conditioning, provided that if resumption is, or becomes, within Landlord’s reasonable control, Landlord shall use all diligent and reasonable efforts to cause such resumption.

53. Alterations.

(a) Notwithstanding anything contained herein to the contrary, Tenant shall inspect the demised premises on the Commencement Date and agrees to accept same “as is,” so long as Landlord’s Work has been completed pursuant to Article 89, and to be responsible, at Tenant’s sole expense, for any and all structural and nonstructural improvements, additions, changes, repairs, alterations, violations, and other work desired by Tenant or required by law within the demised premises.

(b) Tenant shall not make improvements, changes, additions or alterations of any kind or nature, whatsoever, without first obtaining Landlord’s prior written consent thereto in each instance, such consent not to be unreasonably withheld or delayed; provided, however, Landlord shall not unreasonably withhold its consent for alterations which (i) are within the demised premises, (ii) are non-structural in nature, (iii) will not affect any Building system, (iv) do not require the issuance of any building permits, and (v) cost less than $200,000.00 in the aggregate. Tenant shall not construct or expand any mezzanines, if any. No consent or approval by Landlord shall be binding or effective unless in writing. Any alteration or repair which Tenant is either required or permitted to make under this Lease shall only be performed by contractors reasonably approved in writing by Landlord. In addition, notwithstanding the foregoing, Tenant may perform alterations which are non-structural and purely decorative in nature, such as painting and wall and floor covering, without Landlord’s prior written consent.

(c) All work to be performed at or with respect to the demised premises and all other work necessary for the operation of Tenant’s business at the demised premises shall be performed by Tenant and shall constitute “Tenant’s Work” hereunder. Such work shall be performed by Tenant at Tenant’s sole cost and expense using materials reasonably approved by Landlord and in accordance with the plans and specifications prepared by Tenant’s registered architect and duly licensed engineer in conformity with the provisions hereof. Tenant shall prepare and submit to Landlord for approval two (2) complete sets of plans and specifications covering Tenant’s Work prepared in conformity with the applicable provisions hereof which shall include complete, detailed architectural and engineering drawings and specifications, including construction, demolition, structural, mechanical, electrical, reflected ceiling, partition layout and all other applicable drawings and plans for any such improvements, changes, additions or alterations to be performed by Tenant that are structural in nature or require building permits (the “Plans and Specifications”). The Plans and Specifications shall contain sufficient information to convey Tenant’s proposed design to Landlord. If Landlord shall notify Tenant of any objections to such Plans and Specifications, Tenant shall make necessary revisions and resubmit the same for Landlord’s approval.

(d) Tenant, at Tenant’s sole cost and expense, shall complete Tenant’s Work in accordance with the provisions of this Article 53 and the Lease. Tenant’s Work shall be deemed completed at such time as (i) all final certifications, approvals, licenses and permits with respect to Tenant’s Work and the permitted use that may be required from any governmental authority having jurisdiction, and from the New York Board of Fire Underwriters or any similar body for the use and occupancy of the demised premises have been obtained in accordance with the provisions of this Lease and delivered to Landlord; and (ii) Tenant, at its sole cost and expense, shall: (1) furnish evidence reasonably satisfactory to Landlord that all of Tenant’s Work has been completed and paid for in full, including without limit, delivery of final lien waivers, (and such work has been accepted by Landlord) and that any and all liens therefor that have been filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and no security interest relating thereto are outstanding; (2) pay Landlord for the reasonable, out-of-pocket third party cost of any Tenant’s Work done for Tenant by Landlord and all other charges due hereunder with respect to Tenant’s initial alterations only, (3) to the extent not previously provided, furnish to Landlord the insurance and certificates required by this Lease; and (4) furnish an affidavit in the form recommended by the American Institute of Architects from Tenant’s registered architect certifying that all work performed in the demised premises is in accordance with the Final Plans and Specifications.

(e) All Tenant’s Work shall comply with: (i) all codes, laws, ordinances, order and regulations of all governmental authorities having jurisdiction, including, without limitation, the Building and Fire Codes of the City of New York; (ii) all applicable standards of the New York Board of Fire Underwriters, The National Electrical Code, The Occupational Safety and Health Administration, The American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto; and (iii) the requirements of Landlord’s insurance carriers.

(f) In connection with Tenant’s Work, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Building Department of the City of New York and any other governmental authorities having jurisdiction with respect to Tenant’s Work and any permits and special licenses which may be required for or in connection with Tenant’s Work or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Building Department of the City of New York and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant’s sole cost and expense. Nothing herein shall be deemed to, or operate to, create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Building Department of the City of New York or any other governmental authority having jurisdiction; provided, however, that Landlord shall use good faith efforts to assist or provide approvals with requests to Tenant’s obligations to obtain such permits, at no cost to Landlord. After such filings have been so approved, unless Landlord shall otherwise direct, Tenant, at its own cost and expense, shall cause the contractor and/or Tenant’s registered architect to: (i) prior to the commencement of Tenant’s Work, obtain all necessary permits and licenses required for Tenant’s Work from the Building Department of the City of New York and any other governmental authorities having jurisdiction; and (ii) upon completion of Tenant’s Work, obtain all necessary certificates of acceptance or completion which may be required from the Building Department of the City of New York and any other governmental authorities having jurisdiction.

(g) Tenant’s contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to the Lease, builders’ risk insurance, workers compensation, and public liability insurance, which policies shall contain endorsements naming the Landlord, and any Superior Mortgagee and any Superior Lessor as additional insured under such policies. The policies of insurance required to be carried under this Section 53(g) shall contain the following endorsement: “It is understood and agreed that the coverage of this policy shall not be canceled or modified by the company until the company has mailed written notice, by registered or certified mail, return receipt requested, to Landlord stating when, but in no event less than ten (10) days thereafter, such cancellation or modification in coverage shall be effective.” Prior to the commencement of Tenant’s Work, Tenant and Tenant’s contractors and subcontractors shall provide Landlord with copies of certificates or memoranda of insurance showing coverage as required under this Article 53, which certificate shall name Landlord, and any superior landlord and superior mortgagee as additional insured. Any insurance which Tenant, Tenant’s contractors or Tenant’s subcontractors are obligated to carry hereunder shall be issued by insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord.

(h) No item shall be mounted on or hung from the interior or exterior of the Building (except within the Demised Premises) by Tenant without Landlord’s prior written approval which may be arbitrarily withheld. If Tenant desires to mount or hang anything outside of the Demised Premises, Tenant shall notify Landlord of the loads involved and shall pay all costs involved.

(i) Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation or warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant’s purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant. All work performed by or on Tenant’s behalf shall be done in a workmanlike manner.

(j) Subject to Article 13 of this Lease, Landlord shall have the right to inspect Tenant’s Work at any time to verify compliance by Tenant with the provisions of this Article 53.

(k) All improvements, additions or alterations to the demised premises, including, without limitation, light fixtures, HVAC equipment, plumbing and connected equipment such as sinks and toilets, all bathroom fixture, kitchen equipment, but excluding Tenant’s moveable trade fixtures, cabling, wiring, floor covering, wall covering, millwork, electronic security system shall, in accordance with the provisions of Article 3, become the property of Landlord and shall remain in the demised premises on the Expiration Date or sooner termination of this Lease unless, simultaneously with Landlord’s consent of the performance of same, Landlord requires removal of any such property upon the expiration or sooner termination of the Term in accordance with the provisions of Article 3.

(l) All improvements, additions or alterations shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other Tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management and security of the Building or the Building’s equipment or in the performance of any improvements in the Building.

(m) Tenant agrees that it will not at any time prior to or during the Term of this Lease, either directly or indirectly, knowingly employ or permit the employment of any contractor, mechanic or laborer or permit any materials in the demised premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord’s sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord’s sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately. Tenant shall use only Landlord’s contractors or such other contractors approved in writing in advance by Landlord. This Section 53(m) shall survive the expiration or sooner termination hereof.

(n) Tenant shall do all things reasonably necessary to prevent the filing of any mechanic’s or other lien against the demised premises or any other portion of the Building or the interest of Landlord or any mortgagee by reason of any work, labor, services or materials performed or supplied or claimed to have been performed for or supplied to Tenant, or anyone holding the demised premises, or any part thereof, through or under Tenant. If any such lien due to Tenant shall at any time be filed, Tenant shall either cause the same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise, as may be necessary or prescribed by law to release the same as a lien against the demised premises and the Building and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, or such additional time as may be reasonably necessary in the event Tenant is prosecuting the removal of such lien in good faith, then, in addition to any other right or remedy of Landlord resulting from Tenant’s said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all reasonable out of pocket sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Article, including Landlord’s cost and expenses and reasonable attorneys’ fees incurred in connection therewith. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repairs of the demised premises, the Building or any part thereof, nor as giving Tenant a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics or other liens against Landlord’s interest in the demised premises or the Building. Notice is hereby given that neither Landlord, Landlord’s agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the demised premises or the Building.

(o) Before commencing any work or alteration that will cost more than $200,000.00 (exclusive of the cost of work purely decorative in nature), as estimated by an architect or contractor designated by Landlord, Tenant shall furnish to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York and approved by Landlord), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord in its sole judgment.

54. Equipment.

Subject to the provisions of this Lease, Tenant may, at its own cost and expense, install, operate and maintain customary small office machines, including without limitation, typewriters, tabulation, statistical, facsimiles and office copy devices and personal computers (collectively, the “Regular Office Equipment”), provided, however, that the use and maintenance of such machines will not in any way materially interfere with or affect the use of the Building by other tenants, and provided further that except in connection with the Regular Office Equipment, Landlord may, if it so determines, install, at the cost and expense of Tenant, flooring or ceiling reinforcements and sound absorbent material as may be necessary in the area where such machines may from time to time be located, and Tenant agrees to pay the cost thereof within thirty (30) days after presentation of bills covering the same, the amount of which costs shall be deemed to be owing by Tenant as Additional Rent.

55. Signs; Protrusions.

(a) Tenant shall not install any signs on the exterior doors of the demised premises or in the common corridors or external windows without the prior written approval of Landlord. Landlord reserves the right to prescribe the nature, size and character of all such signs and to remove, at Tenant’s expense, all signs which have not been approved by Landlord. Notwithstanding the foregoing, Tenant shall be entitled to install identification signage in the elevator lobby of the eighth (8th) floor.

(b) Notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the demised premises to the exterior windows of the demised premises or beyond the demised premises within the interior of the Building.

56. Notices.

(a) Any notice, demand, or communication which is required or desired by and between the Landlord and Tenant or to or from on to the other shall be sent by personal delivery, certified mail, return receipt requested or by a nationally recognized overnight courier and shall be deemed to have been given on the date of delivery if personally delivered, three (3) business days after the date of mailing, or the next business day after deposit with overnight courier. Notices to Landlord hereunder shall be addressed to Brickman 95 Morton LLC, c/o Brickman Associates, 712 Fifth Avenue, New York, New York 10019, Attention: Michael Esquenazi. Notices hereunder to Tenant shall be addressed to the address set forth on page 1 of this Lease prior to the Commencement Date and thereafter to Tenant at the demised premises, in all events to Attention: Kristin Leary, with a copy to Jeffrey M. Schwartz, Esq., Wolf Haldenstein Adler Freeman & Herz, LLP, 270 Madison Avenue, New York, New York 10016. Either party may change its address for notices under this Lease by delivering to the other party written notice of such change of address, which notice shall be given pursuant to the provisions of this Article 56.

(b) It is expressly acknowledged, understood and agreed that the attorney for the Landlord shall have the right and is hereby authorized to execute any and all notices, demands, statements, communications, pleadings, verifications, or any other matter or thing whatsoever in connection with a Tenant default under this Lease. Tenant specifically shall not and hereby waives any and all defenses which it has, or may have, in any action or proceeding, or otherwise on the grounds that any notice, demand, statement, communication, pleading, verification or the like was signed by Landlord’s attorney (with the understanding that the foregoing shall not preclude Tenant from raising any defense it may have as to the substance of the claims contained in such notice).

57. Insurance.

(a) Throughout the Term of this Lease, Tenant shall, at its expense, maintain and keep in full force and effect insurance covering all of Tenant’s installations (but excluding Landlord’s Work), equipment, fixtures, furnishings, inventory and other personal property against loss or damage by fire and such other risks as may be included under standard forms of extended coverage insurance from time to time available, and against any and all other risks as are or shall be customarily covered with respect to such property, in an amount equal to the then full insurable value thereof.

(b) Throughout the Term of this Lease, Tenant shall, at its expense, maintain and keep in full force and effect, for the benefit of Landlord and Tenant:

(i) a commercial general liability insurance policy protecting Landlord and Tenant against any liability whatsoever occasioned by any event or occurrence on or about the demised premises or any part thereof. The amount of each such policy shall not be less than Three Million and 00/100 ($3,000,000.00) Dollars in respect of any primary occurrence and not less than Five Million and 00/100 ($5,000,000.00) Dollars annual aggregate limit per location (or such greater amounts as Landlord from time to time shall reasonably require to reflect inflation or verdicts then being awarded in personal injury actions in Supreme Court, New York County).

(ii) Provide and keep in force, workers’ compensation insurance in a form prescribed by the laws of the State of New York and employer’s liability insurance.

(iii) Provide and keep in force, such other insurance and in such amounts as may from time to time be reasonably required by Landlord against such other insurance hazards as at the time are commonly insured against in the case of office use and in office buildings similar to the Building.

(c) All insurance required to be procured by Tenant under this Lease shall be issued by reputable and solvent insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord. Prior to Landlord granting possession to Tenant, and thereafter at least ten (10) days’ prior to the expiration of any such policy, Tenant shall deliver a certificate evidencing such insurance, which policy or certificate shall provide that Landlord, Landlord’s agent, and the Superior Mortgagee and/or Superior Lessor, if applicable, shall be named as additional insureds, and further provide that such insurance may not be canceled or modified except upon not less than ten (10) days’ prior written notice to Landlord.

(d) Intentionally omitted.

(e) Intentionally omitted.

(f) Tenant shall, upon demand from the Landlord, deliver or cause to be delivered to the Landlord, at Tenant’s expense, the then current insurance certificate. Tenant’s insurance certificate shall affirmatively state that any rights of subrogation as against the Landlord and/or its insurer, or otherwise are waived.

(g) Landlord shall carry the insurance required under any mortgage affecting its fee interest in the Real Property, or such other insurance that is customarily carried by landlords of comparable buildings located in the Hudson Square market in Manhattan.

58. Insolvency.

(a) If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant or any person or entity who or which then owns at least fifty (50%) percent of the issued and outstanding shares, membership interests or partnership interest of Tenant (“Tenant’s Parent”) in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant’s property or Tenant’s Parent’s property, or if Tenant or Tenant’s Parent makes an assignment for the benefit of creditors, this Lease, (i) if such event shall occur prior to the Commencement Date, shall ipso facto be cancelled and terminated, or (ii) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within sixty (60) days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises but shall forthwith quit and surrender the demised premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

(b) In the event of the termination of this Lease pursuant to Section 58(a) above. Landlord shall be entitled to the same rights and remedies as set forth in Article 18.

59. As Is; Repairs; Maintenance.

(a) Notwithstanding anything contained herein to the contrary, neither Landlord nor Landlord’s agents have made any representations, warranties, or promises, either express or implied, with respect to the physical condition of the Building or the demised premises, the use or uses to which the demised premises or any part thereof may be put, the operation of any of the mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the demised premises, the expenses or operation, or any other matter or thing affecting or related to the demised premises except as herein expressly set forth in this Lease; and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. As of the Commencement Date, Tenant shall inspect the demised premises and agrees to take the same “as is”, subject to the performance of Landlord’s Work. Tenant further acknowledges that taking possession of the demised premises shall be conclusive evidence that the demised premises were in good and satisfactory condition. It is expressly understood that Landlord shall not in any way be liable for any latent or patent defects in the demised premises. Landlord shall be under no obligation to make any improvements in or to the demised premises throughout the Term hereof except for Landlord’s Work as set forth in Section 89 hereof and except as otherwise set forth in this Lease.

(b) Tenant, at its sole cost and expense, shall take good care of the demised premises and all improvements and personal property located therein, including, without limitation, all furniture, fixtures, machinery, equipment and all other personal property and stock purchased by Tenant and used in connection with the operation of its business at the demised premises, (all of the foregoing, including without limitation, Tenant’s Initial Improvements as hereinafter defined, being hereinafter collectively referred to as “Tenant’s Property”) and Tenant shall make all necessary repairs to the demised premises and/or Tenant’s Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen; provided, however, that Tenant shall not be obligated to make any repairs to the extent that the same is necessitated by the negligent acts or omissions of Landlord, its agents, employees or contractors or as may be required of Landlord pursuant to the terms of this Lease, including without limitation the obligations of Landlord set forth in Article 52 above. Nevertheless, any damage to the Building (including, without limitation, the demised premises and the roof), interior and exterior, arising from or caused by the act, negligence or omissions of Tenant (or its agents, servants, employees, invites or contractors) shall be the liability of Tenant. Notwithstanding anything contained in this Lease to the contrary, if Tenant fails to perform any repairs and other work which Tenant is required to perform under any provision of this Lease, Landlord may, without having any obligation to do so, at Landlord’s option, following ten (10) days’ written notice to Tenant, or such longer period as may be reasonably necessary or such shorter period in the event of an emergency, perform same at Tenant’s sole cost and expense. Tenant shall pay the reasonable cost of such repairs and other work, as Additional Rent, within thirty (30) days after rendition of a statement therefor by Landlord, provided, however, if Tenant disputes in good faith its responsibility hereunder to perform such repairs or work, and it is adjudicated or otherwise finally determined that Tenant was not responsible under this Lease for the making of such repair or work, then Tenant shall not be obligated to make such payment, and any such payment made by Tenant shall be refunded to Tenant.

(c) When used in this Article, the term “repairs” shall include replacements and substitutions of all property when necessary, of a Building standard quality as reasonably adopted by Landlord.

(d) In addition to any other matters set forth herein, Tenant shall, at its sole cost and expense, comply with all federal, state and local laws, rules, regulations, mandates, codes, statutes or decrees of any governmental or quasi-governmental agency which now or hereafter has or may have jurisdiction over the demised premises and/or the Building which relates to or arises out of Tenant’s particular use or manner of use of the demised premises (as opposed to the Permitted Use). This includes, without limitation, any requirements of the Americans With Disabilities Act of 1990, as amended.

60. Indemnity.

(a) Without limiting any other indemnity extended by Tenant to Landlord under the provisions of this Lease, Tenant hereby indemnifies and agrees to hold the Landlord (and all of Landlord’s agents, representatives, employees, shareholders, partners and attorneys) harmless from and against any and all loss, liability, claim and/or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with or arising from: (a) any default by Tenant under this Lease continuing beyond the expiration of applicable notice and cure periods, (b) Tenant’s use or occupancy of the demised premises and/or (c) any acts, omissions, negligence of Tenant, its employees, servants, contractors, agents, licensees and invites in or about the demised premises or the Building. Tenant shall pay to Landlord as Additional Rent an amount equal to all such losses, liabilities, claims and expenses within thirty (30) days after Landlord’s rendition to Tenant of bills or statements therefor. Landlord will, at Tenant’s expense, reasonably cooperate with Tenant in connection with any claims made by Tenant against third parties in connection with actions for which Landlord in indemnified hereunder. This Article 60(a) shall survive the expiration or sooner termination of this Lease.

(b) Landlord hereby indemnifies and agrees to hold Tenant (and all of Tenant’s agents, representatives, employees, shareholders, partners and attorneys) harmless from and against any and all loss, liability, claim and/or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with or arising from any negligence or willful misconduct of Landlord. This Article 60(b) shall survive the expiration or sooner termination of this Lease.

61. Holding Over.

If Tenant holds over in possession after the expiration or sooner termination of the Term of the Lease, as same may be extended, such holding over shall not be deemed to extend the Term or renew this Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be equal to, for the first thirty (30) days of such holdover, one hundred fifty percent (150%), and thereafter, two hundred percent (200%), of the Fixed Rent and payable for the immediately preceding monthly installment of Fixed Rent, together with one hundred percent (100%) of all Additional Rent due hereunder. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant’s failure to vacate the demised premises after the expiration or sooner termination of this Lease. If Tenant’s holdover shall continue for sixty (60) days beyond the expiration or sooner termination of the Term of this Lease, Tenant shall be liable to Landlord for and indemnify Landlord against (a) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any party of the demised premises (a “New Tenant”) by reason of the late delivery of space to the New Tenant as a result of Tenant’s holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant; (b) the loss of the benefit of the bargain is any New Tenant shall terminate its lease by reason of the holding over by Tenant; and (c) any claim for damages by any New Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

62. Tenant’s Obligations Upon Expiration or Earlier Termination.

Without limiting any of the other provisions of this Lease:

(a) On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the demised premises to Landlord “broom clean” and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted, together with all improvements therein. Tenant shall, at its expense, remove from the demised premises all of Tenant’s unaffixed property and any personal property of persons claiming through or under Tenant, to the extent identified by Landlord for such removal, and shall repair or pay the reasonable cost of repairing all damage to the demised premises and the Building occasioned by such removal. Any of Tenant’s property or other personal property which shall remain in the demised premises after the expiration or sooner termination of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive, retain and apply the proceeds of such sale to the cost of moving and storage, arrears of Rent and any damages to which Landlord may be entitled. Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand.

(b) If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then tenant’s obligations under Section 62(a) shall be performed on or prior to the immediately preceding business day.

(c) Tenant expressly waives, for itself, and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

(d) Intentionally omitted.

(e) Tenant’s obligations under this Article shall survive the termination of this Lease.

63. Governmental Regulations.

If at any time during the Term of this Lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any law, ordinance or governmental regulation, or any portion of such law, ordinance or governmental regulation, which becomes effective after the date hereof, due to Tenant’s specific manner of use of the demised premises (as opposed to the Permitted Use) or due to alterations performed by or at the request of Tenant, Tenant shall pay to Landlord, as Additional Rent, the same percentage of such cost as is set forth in the provision of this Lease which requires Tenant to pay increases in Real Estate Taxes, within ten (10) days after demand therefor. If, however, the cost of such alteration or improvements is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as Additional Rent, during each year in which occurs any part of the Lease Term, the above-stated percentage of the reasonable annual amortization of the cost of the alteration or improvement made. For the purposes of this Article 63, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans.

64. Sprinkler.

Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city governments require or recommend the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other related equipment be made or supplied in an existing sprinkler system by reason of Tenant’s particular manner of use of the demised premises (as opposed to use for the Permitted Use), or the location of partitions, trade fixtures or other contents of the demised premises, or for any other reason or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said

Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or nonstructural in nature. Tenant shall pay to Landlord as Additional Rent the sum of $100.00 on the first day of each month during the Term of this Lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

65. Building Directory.

If there is a Building directory at the Building, then at the written request of Tenant, Landlord shall list on the Building’s directory the name of Tenant, and to the extent space is available, any trade name under which Tenant has the right to operate, and any other entity permitted to occupy any portion of the demised premises under the terms of this Lease. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant’s subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this Lease or in the demised premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the demised premises by, such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice, and same shall not give rise to any claim relating thereto.

66. Submission to Jurisdiction; Attorneys Fees.

(a) This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Landlord, Tenant and their respective successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county. Tenant and its successors and assigns hereby waive personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant’s address hereinabove set forth, and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three days after such process is so mailed.

(b) If (i) either party commences any action or proceeding against the other party, or (ii) either party is required to defend any action or proceeding commenced by the other party in connection with this Lease, and such action or proceeding is disposed of, by settlement, judgment or otherwise, the prevailing party shall be entitled to recover from the other party in such action or proceeding, or a subsequently commenced action or proceeding, the prevailing party’s reasonable attorneys’ fees and disbursements incurred in connection with such action or proceeding and all prior and subsequent discussions, negotiations and correspondence relating thereto. Notwithstanding the foregoing, if Tenant has failed to pay amounts due when otherwise required hereunder, Tenant shall reimburse Landlord its reasonable costs of collection and/or enforcement without the requirement of Landlord commencing an action.

67. Conditional Limitation.

(a) If Tenant shall default in the payment of the Fixed Rent reserved herein, or any item of Additional Rent herein mentioned, or any part of either on three (3) occasions during any consecutive twelve (12) month period and (i) such default continued for more than five (5) days after written notice of such default by Landlord to Tenant, or (ii) Landlord served upon Tenant petitions and notices of petition to dispossess Tenant by summary proceedings, then, notwithstanding that such defaults may have been cured prior to the expiration of the notice period or the entry of a judgment against Tenant, as the case may be, then if Tenant shall again default in respect of the payment of Fixed Rent or Additional Rent due hereunder within a twelve (12) month period, Landlord may thereafter, at its option, serve a written three (3) day notice of cancellation of this Lease and the Term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term thereof, and Tenant shall then quit and surrender and demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

(b) Intentionally omitted.

(c) Tenant acknowledges and agrees that Landlord, as a matter of Building policy, will actively pursue its legal rights under this Article, irrespective of ongoing discussions or negotiations with Tenant as to Tenant’s defaults.

(d) In the event that Tenant and Landlord have entered into a stipulation of settlement, whether entered into in court or otherwise, for the repayment of any of the Tenant’s Rent arrears, any monies received pursuant to said stipulation of settlement shall first be applied to current Rent and then any arrears. Further, unless Tenant is in full compliance with the terms and provisions of the stipulation of settlement, the Tenant shall not be in good standing pursuant to the terms and provisions of this Lease and may not exercise any rights or remedies which it has, or may have, pursuant to the terms and provisions of this Lease.

68. Elevator Service.

Landlord, at Landlord’s expense, shall furnish necessary passenger elevator service on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 p.m. At any time or times, all or any of the elevators in the Building may, at Landlord’s option, be automatic elevators, and Landlord shall not be required to furnish any operator service for automatic elevators. Notwithstanding the foregoing to the contrary, there shall be at least one (1) automatic passenger elevator available on a twenty-four (24) hour, seven (7) day per week basis, subject to applicable law, mechanical breakdown and force majeure. If Landlord shall, at any time, elect to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service with the same effect as if Landlord had never elected to furnish such service. In the event Tenant shall require the use of the Building’s service elevators at any time other than those set forth above, Landlord shall endeavor to use its reasonable efforts to provide a freight service elevator or passenger elevator, as the case may be, for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to be made by Tenant and Tenant pays Landlord’s usual and reasonable charge in effect at the time for the use therefore prior to Landlord having any obligation to supply such additional elevator services. Landlord, as a matter of Building policy will require a three (3) days’ advance request for the use of any Building freight elevator, together with appropriate evidence that an original certificate of insurance has been issued in connection with such use, and a certified check in the total amount of Landlord’s freight elevator charge for such use. The charges for the use of the freight elevator shall be for a minimum of four (4) hours time. Notwithstanding the foregoing, during construction of Tenant’s move-in, Tenant may use the freight elevator on a non-exclusive basis during the above mentioned business hours, and provided Tenant has reserved the freight elevator in advance, Tenant may use the freight elevator on an exclusive basis after business hours. During Tenant’s move-in, Tenant shall be entitled to use the freight elevator for up to eight (8) hours of overtime use at no cost to Tenant.

69. Water Usage.

If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (and Landlord is able to reasonably establish and document such excessive usage), Landlord may install a water meter to measure Tenant’s water consumption. Tenant shall pay Landlord for the cost of the meter and its installation, and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant’s own cost and expense. Any default hereunder continuing beyond the expiration of applicable notice and cure periods will permit Landlord to replace or repair the meter and collect the cost thereof from Tenant. Tenant agrees to pay for excess water consumed, as shown on the meter within thirty (30) days of receipt of an invoice for same, and upon default in making such payment Landlord may pay such charges and collect the same from Tenant. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or is a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with its use, consumption, maintenance or supply of water, water system or sewage connection or system. The bill rendered by Landlord pursuant to this Article 69 shall be payable by Tenant as Additional Rent. Tenant shall pay to Landlord, as Additional Rent, on the first day of each month, $100.00 for the use of the water supplied to the Building.

70. Tenant’s Acts.

Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would: (1) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (2) violate any laws or requirements of public authorities; (3) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (4) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates; (5) cause, or in Landlord’s reasonable opinion be likely to cause, physical damage to the Building or any part thereof; (6) constitute a public or private nuisance; (7) impair, in the sole but reasonable opinion of Landlord, the appearance, character or reputation of the Building; (8) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into the Building flues or vents or vents not designed to receive them or otherwise in such manner as may reasonably offend other occupants; or (9) impair or materially interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole but reasonable judgment of Landlord.

71. Limitation on Rent.

If at the commencement of, or at any time or times during the Term of this Lease, the Rents reserved in this Lease shall not be fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, or otherwise, Tenant shall enter into such agreements and take such other steps, without additional expense to Tenant, as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum Rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restrictions prior to the expiration of the Term of this Lease, (a) the Rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination; and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (1) the Rents which would have been paid pursuant to this Lease but for such legal rent restriction, less (2) the Rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

72. Tenant’s Interest.

This Lease does not include, and Tenant shall have no leasehold or other interest in, the land on which the Building is located. Landlord, without the consent of Tenant, may sell, convey, lease or otherwise dispose of any air rights, development rights and similar rights appurtenant to the land and/or Building, provided that Tenant’s rights hereunder are not materially decreased and Tenant’s obligations hereunder are not materially increased.

73. Brokerage.

Landlord and Tenant each represent and warrant to the other that they have not dealt with any broker or finder in connection with this Lease, except for Jones Lang LaSalle Brokerage, Inc. (the “Broker”). Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord by reason of any claim or action for a commission or other compensation by any other broker or finder with respect to this Lease. Landlord agrees to indemnify and hold Tenant harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Tenant by reason of any claim or action for a commission or other compensation by any broker or finder with respect to this Lease (including Broker). Landlord agrees to pay the Broker its commission pursuant to a separate agreement. Landlord shall have no liability for any brokerage commissions arising out of a sublease or assignment by Tenant. The provisions of this Article 73 shall survive the expiration or sooner termination of this Lease.

74. Subordination and Attornment.

(a) This Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to all present and future ground leases and mortgages, including all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions thereto (each, respectively, a “Superior Lease” or “Superior Mortgage”), on or affecting the land on which the Building stands (“Land”) and the Building or any portion thereof. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the foregoing, Tenant shall promptly execute and deliver, at its own expense, any instrument, in recordable form, if requested, that Landlord, the lessor under a Superior Lease (a “Superior Lessor”) or the holder of a Superior Mortgage (a “Superior Mortgagee”) may reasonably request at any time and from time to time to evidence such subordination; Tenant’s failure to so execute and deliver such instrument shall in no way affect the self-operative subordination provisions of this Section 74(a). The Superior Mortgagee may elect that this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to, or subsequent to, the date of such Superior Mortgage. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, the Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall execute said modification provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder, or cause a change in Tenant’s financial obligations hereunder. Notwithstanding anything to the contrary contained herein, Landlord agrees to use commercially reasonable efforts to deliver to Tenant, at Tenant’s sole cost and expense, a Subordination, Nondisturbance and

Attornment Agreement (“SNDA”) executed by any Superior Mortgagee on such Superior Mortgagee’s standard form (the current Superior Mortgagee’s standard form of SNDA, which shall be subject to Tenant’s commercially reasonable comments, is annexed hereto as Exhibit D); Landlord requesting a SNDA from a Superior Mortgagee shall be deemed commercially reasonable efforts. Landlord’s failure to so deliver a SNDA to Tenant shall in no way affect the self-operative subordination provisions of this Lease.

(b) If, at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any other person or the successors or assigns of the foregoing (collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant’s Landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant’s attornment. The foregoing provisions of this Section 74(b) shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form if requested to evidence and confirm the foregoing provisions of this Section 74(b), acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument, for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month’s Fixed Rent or Additional Rent, unless such modification or prepayment shall have been approved in writing by any Superior Lessee or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the demised premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Landlord, provided all insurance to be maintained by Landlord is thus maintained; or (v) obligated to repair the demised premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Landlord, or consequential damages allocable to the part of the demised premises or the Building not taken. Nothing contained in this Section 74(b) shall be construed to impair any right or otherwise exercisable by any such Successor Landlord.

(c) If any act or omission by Landlord would give Tenant the right, immediately, or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act of omission addressed to each such party at its last address so furnished, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Lease or Superior Mortgage, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

75. Estoppel Certificate.

Tenant shall, from time to time, upon request by Landlord, promptly, within ten (10) days of receipt of such request, execute and acknowledge a written instrument in form satisfactory to Landlord certifying to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified by Landlord, to Tenant’s knowledge, the following: (i) that the Lease is unmodified, valid and in full force and effect (or, if there have been modifications, that the same is/are in full force and effect as modified and stating the modifications); (ii) that there are no defaults on the part of any party hereunder to this Lease (or, if so, the nature and extent of such default); (iii) the dates to which and the amounts in which the Fixed Rent, Additional Rent and other charges herein have been paid in advance; (iv) the existence and nature of any counterclaims, offsets or defenses hereunder on Tenant’s part; (v) that the Landlord is not required to construct, alter, improve or otherwise renovate the demised premises (or, if so, the exact nature and extent of any of the foregoing); (vi) the amount of Fixed Rent and/or Additional Rent paid and payable by the Tenant; and (vii) any other matters reasonably requested by Landlord, including, without limitation, the Commencement and Expiration Dates of this Lease.

76. Security Deposit.

(a) Tenant shall maintain in effect at all times during the Term, as security for the performance of Tenant’s obligations under this Lease, a clean, irrevocable, transferable and unconditional standby letter of credit in a form substantially similar to the form annexed hereto as Exhibit B (the “Letter of Credit”), in an amount equal to $1,607,872.00 (the “Security Deposit”). Landlord agrees that the form of Letter of Credit annexed hereto as Exhibit B-1 is satisfactory. The Letter of Credit shall be issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association (hereinafter referred to as the “Issuing Bank”) with offices for banking purposes in the New York City metropolitan area, reasonably satisfactory to Landlord. The Letter of Credit shall name Landlord as beneficiary, be in the amount of the Security Deposit, have a term of not less than one (1) year, permit multiple drawings, be fully transferrable by Landlord without payment of any fees or charges, and otherwise be in form and content reasonably satisfactory to Landlord. If, upon any transfer, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the Term, unless the Issuing Bank sends notice to Landlord that it elects not to have such Letter of Credit renewed (the “Non-Renewal Notice”), which Non-Renewal Notice shall be sent not less than thirty (30) days next preceding the then expiration date of the Letter of Credit by certified mail, return receipt requested or by nationally recognized overnight courier. Landlord shall have the right, exercisable fifteen (15) days after its receipt (or upon such shorter time after receipt of the Non-Renewal Notice if the expiration date of the Letter of Credit shall occur prior to the expiration of the fifteen (15) day period) of the Non-Renewal Notice to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold or apply the proceeds of the Letter of Credit pursuant to the terms of this Article 76. Landlord may draw upon the Letter of Credit in whole or in part to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease. If Landlord shall have so drawn upon the Letter of Credit, Tenant shall upon demand deposit with Landlord a sum equal to the amount so drawn by Landlord.

(b) Landlord shall return the Letter of Credit to Tenant within forty five (45) days after the expiration of sooner termination of this Lease, provided, however, that if Tenant is in default under this Lease and Landlord shall be entitled to draw down on the Letter of Credit in an amount sufficient to remedy such Tenant default.

(c) Tenant agrees that in the event of a sale of the Building or a leasing of the entire Building, Landlord may transfer the cash Security Deposit held by it to such party, and, with respect to the Letter of Credit, and within ten (10) days after notice of such transfer, or such longer Tenant shall, at its sole cost, arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord, or have the Letter of Credit reissued in the name of the new landlord (and upon such reissuance, Landlord shall return to Tenant the original Letter of Credit). Tenant thereafter agrees to look strictly to the successor Landlord for the return of the Letter of Credit. Upon such transfer and upon the successor Landlord acknowledging receipt of the deposit, the transferring Landlord will be forever released.

(d) Tenant further agrees not to encumber or assign the Security Deposit hereunder and Landlord will not be bound by any such encumbrance or assignment.

(e) (i) Provided the Tenant has not been in monetary default and/or is not then in monetary default under any of the terms or provisions under this Lease beyond the expiration of any applicable notice and grace periods, and provided the Landlord is holding the full Security Deposit required pursuant to Section 76(a) above, following thirty six (36) consecutive months of payment of Fixed Rent, the Security Deposit then being held by Landlord shall be reduced, such that the amount of security remaining on deposit with Landlord shall be equal to $1,205,903.97. If the conditions of this Section 76(e)(i) have been satisfied and the Security Deposit reduced, Landlord shall return the then current Letter of Credit upon receipt of an amended Letter of Credit or replacement Letter of Credit in such reduced amount provided same is otherwise in accordance with the provisions of this Article 76.

(ii) Provided the Tenant has not been in monetary default and/or is not then in monetary default under any of the terms or provisions under this Lease beyond the expiration of any applicable notice and grace periods, and provided the Landlord is holding the full Security Deposit required pursuant to Section 76(e)(ii) above, following sixty (60) consecutive months of payment of Fixed Rent, the Security Deposit then being held by Landlord shall be reduced, such that the amount of security remaining on deposit with Landlord shall be equal to $803,935.98. If the conditions of this Section 76(e)(ii) have been satisfied and the Security Deposit reduced, Landlord shall return the then current Letter of Credit upon receipt of an amended Letter of Credit or replacement Letter of Credit in such reduced amount provided same is otherwise in accordance with the provisions of this Article 76.

77. Representations and Warranties Regarding Corporate Status.

(a) Tenant hereby represents and warrants to Landlord that it is duly formed and validly existing under the laws of its incorporation or organization (or if a partnership, the business certificate for partners is duly filed in the county in which the partnership is conducting business), and that the person executing this Lease on behalf of Tenant is duly authorized. During the Term hereof, Tenant shall maintain its good standing status and shall pay when due and all franchise, income or other taxes applicable to the Tenant’s business.

(b) Tenant hereby represents to the Landlord that its employer identification number filed with the federal government is 26-2222959.

(c) Tenant’s failure to comply with the terms and provisions of this Article 77 shall constitute a material event of default under this Lease.

(d) Landlord hereby represents and warrants to Tenant that it is duly formed and validly existing under the laws of its incorporation or organization (or if a partnership, the business certificate for partners is duly filed in the county in which the partnership is conducting business), and that the person executing this Lease on behalf of Landlord is duly authorized.

78. No Recording.

Neither this Lease nor a memorandum of any of its contents shall be recorded by Tenant without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. If Tenant records this Lease or a memorandum of its contents without Landlord’s prior written consent, such act of recording shall be deemed a substantial default under this Lease and Landlord may, upon written notice to Tenant, terminate this Lease as of the date of such notice, and Tenant shall remain liable as provided in Article 18 herein.

79. Tenant to Deal Directly With Landlord.

Tenant covenants and agrees that so long as Landlord has comparable space available, it shall not enter into any agreements for any space in the Building with any tenants or subtenants in the Building and shall only obtain space in the Building directly from Landlord through a Lease Agreement directly with Landlord. For purposes of this Article 79, “comparable space” shall mean space comparable in size, condition, and lease term. A variance of up to five percent (5%) on any or all such terms shall be deemed “comparable.”

80. Intentionally Omitted.

81. Miscellaneous.

(a) Submission by Landlord of this Lease for execution by Tenant shall confer no rights upon Tenant, nor impose any obligations upon Landlord, unless and until both Landlord and Tenant shall have executed this Lease, duplicate originals thereof shall have been delivered to the respective parties, and Tenant shall have paid and Landlord shall have cashed and received credit for the first installment of Fixed Rent and the Security Deposit as provided herein. Submission by Tenant of an executed counterpart of this Lease shall be deemed to constitute an irrevocable offer by Tenant for a period of thirty (30) days from the date of tender thereof.

(b) Subject to Article 13 of this Lease, without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the demised premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

(c) The terms “person” and “persons” as used in this Lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

(d) No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate this Lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant’s obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

(e) Any of Tenant’s rights under this Lease shall not be exercisable nor shall same be exercised and same shall be deemed extinguished if at the time that such right first arises, the Tenant shall be in monetary default under any provisions of this Lease beyond the expiration of applicable notice and cure periods or the Tenant shall have entered into a stipulation or separate agreement with respect to any provision of this Lease relating to Tenant’s performance under this Lease which has not been fully paid or performed in accordance its terms. Subject to the provisions of Article 87, Tenant shall not join, consolidate, remove, or otherwise attempt to limit or stay any action or proceeding commenced by the Landlord against the Tenant or in which the Landlord and the Tenant are parties.

(f) No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

(g) The terms “Owner” and “Landlord” as used in this Lease are interchangeable. The terms “Premises” and “demised premises” as used in this Lease are interchangeable.

(h) The term “Owner”, as used in this Lease, means only the owner of Owner’s interest in the Building and demised premises from time to time. The current fee owner of the Building and the real property on which the Building is situated is Owner. In the event of any assignment, conveyance or sale, once or successively, of Owner’s interest in the Building or any assignment of this Lease by Owner, said Owner making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligation of Owner hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto, for all purposes, including, without limitation, the reform and administration of the security deposit made hereunder or otherwise, if any. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee. A Mortgagee (or assignee under an assignment in connection with a Mortgage) shall not be deemed such a purchaser, grantee or assignee unless and until the foreclosure of any Mortgage or the conveyance or transfer of Owner’s interest under this Lease in lieu of foreclosure, and then subject to the provisions of Article 7 and Article 74 hereof.

(i) If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(j) Subject to the terms and conditions of this Lease, Tenant shall have access to the demised premises on a 24-hour-a-day, 7-day-a-week basis. Landlord shall maintain a key card or keypad system for the Building and shall provide Tenant key cards for use by Tenant’s employees (the initial set of key cards shall be at no cost to Tenant; all replacement cards shall be at Landlord’s then current Building standard charge). In addition, Landlord shall provide a manned security desk in the Building’s lobby from 9:00 a.m. to 5:00 p.m. Monday through Friday. Tenant shall be permitted, at Tenant’s sole cost and expense, to install its own security system at the demised premises, which may be a card access security system, provided same is installed and maintained in compliance with the provisions of this Lease.

(k) Notwithstanding anything contained herein to the contrary, Tenant shall not be bound by any subsequently adopted rule or regulation that materially and adversely (i) modifies or increases Tenant’s obligations under this Lease or (ii) modifies or decreases Tenant’s rights and privileges hereunder.

82. Setbacks, Roof Areas.

If the demised premises are adjacent to any setback or roof area of the Building, Tenant covenants not to use or permit the use of same for any purpose whatsoever. Tenant shall give Landlord access to setback areas, if any, upon prior notice thereof, which notice may be oral.

83. Diagram.

Tenant acknowledges that it has been informed by Landlord that any diagram attached to this Lease is solely for the purpose of identifying the premises demised hereunder and Landlord has made no representation and nothing in this Lease shall be deemed or construed to be a representation or covenant as to the dimensions of and/or the square foot area contained in the demised premises.

84. No Encumbrance.

Tenant for itself and for its successors and assigns expressly covenants and agrees that it shall not mortgage or otherwise in any manner encumber the demised premises or any part thereof without the express prior written consent of Landlord which may be withheld in its sole discretion.

85. Intentionally Omitted.

86. Final Agreement.

This Lease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Landlord and Tenant agree that it is not relying on any representations or agreements other than those expressly contained in this Lease. This Lease shall not be modified except by written instrument subscribed by both parties.

87. Counterclaims.

Tenant agrees that in any action or proceeding commenced by the Landlord against the Tenant or otherwise arising out of this Lease that the Tenant (or any permitted successor or assign thereof) shall not interpose and hereby waives any and all offsets, counterclaims (except compulsory counterclaims) and defenses, except as may be provided for in this Lease.

88. Non-Prohibited Person.

Tenant and Landlord each hereby represent and warrant to the other that neither Tenant nor Landlord, as applicable, nor any of their officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Tenant or Landlord) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/ofac/tl1sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) B (iv) above are herein referred to as a “Prohibited Person”). Each party covenants and agrees that none of its officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests) will: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Each party further covenants and agrees to deliver (from time to time) to the other any such certification or other evidence as may be requested by the other in its sole and absolute discretion, confirming that: (i) neither Tenant or Landlord, as applicable, nor their officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests) is a Prohibited Person; and (ii) neither Tenant nor Landlord, as applicable, nor their officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Tenant) has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

89. Landlord’s Work.

(a) On the Commencement Date, Landlord shall deliver the demised premises to Tenant in its “as- is” condition, subject to the following (collectively, “Landlord’s Work”): (i) all existing furniture, fixtures and equipment identified on the inventory schedule annexed hereto as Exhibit C shall remain in the demised premises (collectively, the “Furniture”); (ii) all building systems shall be in good working order and delivered fully functional; (iii) all data and telecommunication infrastructure shall be in place with all termination points un-cut and in good working order; (iv) any and all damage caused by the existing tenant’s move-out shall be repaired; and (v) Landlord shall provide Tenant with a clean ACP-5 for the demised premises. Landlord’s Work shall be performed by Landlord at its sole cost and expense, subject to the limitations set forth in Section 89(b) below, in a first class and good and workmanlike manner and in accordance with applicable laws. Landlord shall endeavor to give Tenant five (5) days’ advance notice of the Commencement Date.

(b) Notwithstanding anything to the contrary contained herein, during the Term, Tenant shall have the right to use the Furniture at no additional cost to Tenant. Tenant hereby acknowledges that it is taking the Furniture in its “AS -IS, WHERE IS” condition with any and all faults existing on the date hereof, and that Landlord makes no representations or warranties as to the merchantability or condition of the Furniture. The Furniture shall be the property of Tenant, and to the extent any Furniture is damaged, destroyed, or in need of repair, Landlord shall be under no obligation to repair and/or replace same, all of which repair work and/or replacements shall be the responsibility of Tenant.

(c) Notwithstanding anything to the contrary contained herein, in the event Landlord is delayed in completing Landlord’s Work due to delay caused by Tenant and Tenant does not cease such delay within two (2) days of receiving written notice of such delay (a “Tenant Delay”), the applicable Landlord’s Work shall be deemed substantially completed on the date it reasonably would have been substantially completed but for the Tenant Delay, and the Commencement Date shall be the date it would have been but for the Tenant Delay. Tenant agrees that in the event its contractors and subcontractors are performing any Tenant’s Work simultaneously with the performance Landlord’s Work, Tenant will use commercially reasonable efforts to minimize interference with Landlord’s performance of Landlord’s Work; should Tenant’s Work interfere with the performance of Landlord’s Work, the Commencement Date shall be the date Landlord’s Work would have been completed but for the Tenant Delay.

90. Tenant’s Termination Option.

(a) Notwithstanding the stated Expiration Date, Tenant shall have the one time right to terminate this Lease with respect to the entire demised premises, effective as of the seventh (7th) anniversary of the Rent Commencement Date. Such termination shall be on no less than twelve (12) months’ prior written notice to Landlord (the “Termination Notice”), TIME BEING OF THE ESSENCE WITH RESPECT TO THE GIVING OF THE NOTICE. A failure to timely provide the Termination Notice shall constitute a waiver of Tenant’s right to subsequently send such notice. The termination option shall be personal to Tenant named herein and its Permitted Transferees and shall not otherwise be transferrable by Tenant to any third party.

(b) The Termination Payment (as defined herein) shall be paid by Tenant as follows: fifty percent (50%) of the Termination Payment shall be paid simultaneous with the giving of the Termination Notice, and the remaining fifty percent (50%) of the Termination Payment shall be paid on or before the date set forth in the Termination Notice as the termination date. The “Termination Payment” shall be a fee, equal to $444,156.00, representing the following unamortized costs of Landlord in connection with the Lease (as same may have been amended): the Rent concession, the cost of Landlord’s Work and brokerage commissions. A failure to remit any installment of the Termination Payment shall result in the Termination Notice being deemed ineffective.

91. Right of First Offer.

(a) Notwithstanding anything to the contrary contained herein, Tenant shall have a one-time right of first offer (the “ROFO”) to lease either the fourth (4th) floor of the Building (the “Fourth Floor Offer Space”) or the third (3rd) floor of the Building (the “Third Floor Offer Space”) pursuant to the terms of this Article 91.

(b) The parties acknowledge that the Fourth Floor Offer Space is currently being leased pursuant to a lease set to expire on March 31, 2016 (the “Existing Lease”), and Tenant’s ROFO with respect to the Fourth Floor Offer Space is subordinate to the rights of such existing tenant (the “Existing Tenant”) to renew the Existing Lease, whether or not such renewal is made as of right pursuant to the terms of the Existing Lease. The parties further acknowledge that the Third Floor Offer Space is currently being leased pursuant to a lease set to expire on March 31, 2016. If Tenant desires to lease the Fourth Floor Offer Space, it must give written notice to Landlord (the “Tenant Notice”) on or before September 1, 2015, TIME SHALL BE OF THE ESSENCE with respect to the giving of such Tenant Notice. Landlord shall have until October 1, 2015 to notify Tenant in writing as to whether or not the Fourth Floor Offer Space will be available for rent after the expiration of the Existing Lease or whether the Existing Lease is being renewed; if the Existing Lease is being renewed, Tenant’s ROFO with respect to the Fourth Floor Office Space shall be null and void but Tenant shall instead have a ROFO with respect to the Third Floor Offer Space, which shall be deemed exercised by virtue of the Tenant Notice.

(c) Landlord’s notice delivered on or before October 1, 2015 (the “Offer Notice”) shall contain the following information: (i) the space available for rent (i.e., either the Fourth Floor Offer Space or the Third Floor Offer Space) and the fixed rent for the applicable Offer Space (which shall be 100% of the then current fair market value of the applicable Offer Space), term (which shall commence upon delivery in the Offer Space’s then as-is condition and be co-terminus with the Term of this Lease), escalations (types of escalation(s) and base year(s)), security deposit, free rent, improvement allowance, and other material economic terms under which Landlord believes it will be able to lease the Offer Space to a bona fide third party in the marketplace (the “Anticipated Business Terms”); (ii) set forth the Offer Response Period of thirty (30) days; and (iii) state IN ALL CAPITAL LETTERS that failure to respond within the Offer Response Period will constitute a waiver of Tenant’s ROFO. Within thirty (30) days after receiving the Offer Notice (the “Offer Response Period”), Tenant may elect, by written notice to Landlord delivered within the Offer Response Period (or on the first Business Day after the Offer Response Period has expired if the Offer Response Period falls on a non-Business Day), to accept the Offer Space in accordance with all Anticipated Business Terms and the ROFO Notice and otherwise in accordance with the terms of this Lease or, if Tenant objects to Landlord’s proposed fixed rent, to submit its proposed fixed rent amount. TIME SHALL BE OF THE ESSENCE with respect to the Offer Response Period and the delivery of Tenant’s exercise notice. Tenant’s failure to validly exercise its ROFO within the Offer Response Period (or on the next Business Day thereafter if the Offer Response Period falls on a non-Business Day) shall constitute Tenant’s waiver of the ROFO regarding the Offer Space, and Landlord may lease the Offer Space to a third party. Notwithstanding the foregoing, in the event a monetary default is continuing under the Lease beyond the expiration of applicable notice and cure periods at the time of the exercise of its ROFO or as of the date the Offer Space is added to the demised premises, Landlord may refuse to permit the exercise of the ROFO or the addition of the Offer Space to the demised premises, and it shall be as if Tenant never exercised its ROFO except that Tenant shall have no further ROFO.

(d) If, within thirty (30) days following receipt of Tenant’s proposal, Landlord and Tenant are unable to agree upon the fixed rent, Landlord and Tenant shall each hire a licensed and reputable real estate broker or appraiser having at least 10 years’ experience with commercial real estate in the downtown New York City market (respectively, “Landlord’s Broker” and “Tenant’s Broker”), with such appointment being made within ten (10) days after the expiration of such thirty (30) day period. If, Landlord’s Broker and Tenant’s Broker are unable to agree upon a determination of the fixed rent for the Offer Space by the thirtieth (30th) day following the later of the appointment of Landlord’s Broker or Tenant’s Broker, then they shall select a mutually acceptable third licensed real estate broker or appraiser having at least ten (10) years’ experience with commercial real estate in the downtown New York City market area (the “Third Broker”) (and if they are unable to so agree on a Third Broker, the selection shall be made, upon application of Landlord or Tenant, by the American Arbitration Association having a chapter closest to the demised premises), which Third Broker shall within thirty (30) days of appointment choose either the determination of the fixed rent of Landlord’s Broker or Tenant’s Broker to be the fixed rent for the Offer Space and such choice shall be binding on Landlord and Tenant; provided, however, if the determination of the fixed rent of Landlord’s Broker and Tenant’s Broker differ by $50,000 or less per year, then the fixed rent for the Offer Space shall be deemed to be the average of the two estimates and there shall be no need for the Third Broker. Landlord and Tenant shall each pay the fee of their own broker and shall share equally the cost of the Third Broker and of any proceedings necessary to select the Third Broker.

(e) If Tenant validly exercises its ROFO, then the parties shall promptly amend this Lease to add the applicable Offer Space to the demised premises in accordance with the ROFO Notice that Tenant accepted. If Tenant fails to exercise its ROFO and Landlord enters into a Lease for the applicable Offer Space on the Anticipated Business Terms, Tenant’s ROFO shall permanently and irrevocably terminate.

(f) If Tenant rejects, or is deemed to have rejected, Landlord’s offer, Landlord shall be free to lease the Offer Space to any party upon substantially the same terms and conditions contained in the ROFO Notice.

(g) Tenant’s ROFO shall be personal to Tenant and its Permitted Transferees that do not require Landlord’s consent under Article 50, and shall not be transferrable by Tenant to any third party, including, without limit, any subtenant or assignee requiring Landlord’s consent.

92. Inability to Perform.

Notwithstanding anything to the contrary contained in this Lease, in the event Tenant is unable to operate its business from a part or all of the demised premises due to the interruption of any utilities and services caused by Landlord’s negligence or the negligence of Landlord’s employees, agents, servants or contractors and Tenant actually ceases business operations from part or all of the demised premises due to such interruption and further provided Tenant shall not be in default beyond applicable notice and cure periods, Tenant shall receive an abatement of Fixed Rent in proportion to the portion of the demised premises that is unusable for that period of time commencing upon the fourth (4th) consecutive business day upon which Tenant ceases its business operations from the demised premises and extending through the date that is the earlier of the day prior to the day Tenant reopens the demised premises or the day services are resumed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Lease as of the date first written above.

LANDLORD:

BRICKMAN 95 MORTON LLC

By:
Name:
Title:

TENANT:

INTEGRAL AD SCIENCE, INC.

By:
Name:
Title:

EXHIBIT A

FLOOR PLAN

[Attached]

WASHINGTON STREET
MORTON STREET
BARROW STREET

Paul Kotcher, Director of Leasing
(212) 541-5500 – pkotcher@brickmanre.com

BRICKMAN
OWNER. OPERATOR. INVESTOR.

EXHIBIT B

FORM OF LETTER OF CREDIT

STANDBY LETTER OF CREDIT

                                 ,

Letter of Credit No.

Brickman 95 Morton LLC

c/o Brickman Associates

712 Fifth Avenue

New York, New York 10022

Ladies and Gentlemen:

At the request and for the account of [Insert Account Party] (“Account Party”), we hereby establish in your favor our Irrevocable Standby Letter of Credit No.                  in the amount of [Insert the amount in words] ([$Insert the amount in numbers]) effective immediately and expiring [Insert expiration date here, which shall be at least one (1) year from date of issuance], subject to extension as provided below.

Funds under this Letter of Credit are available to you against your draft payable on the date draft is drawn on us, stating on its face: “Drawn under [Insert name of issuing bank] Irrevocable Letter of Credit No.                   .” Such draft(s) shall be dated the date of presentation which shall be made at our offices located at [insert address of issuing bank - must be NY or NJ bank].

This Letter of Credit shall be deemed automatically extended without further amendment for additional period(s) of one (1) year from the present or any future expiration date hereof, unless at least 90 days before any such expiration date we shall send written notice to you by registered mail or overnight courier that we elect not to renew this Letter of Credit for such additional period, whereupon you may draw down for the available amount under this Letter of Credit by means of your sight draft(s), drawn on us, mentioning Irrevocable Standby Letter of Credit No.                         .

Partial and multiple drawings are permitted. This Letter of Credit is transferable in whole but not in part and may be successively transferred by you or any transferee hereunder to a successor transferee(s). Transfer under this Letter of Credit to such transferee shall be effected upon presentation to us of the original of this Letter of Credit and any amendments hereto accompanied by a request designating the transferee in the form of Exhibit A annexed hereto, appropriately completed. We shall effect any such transfer regardless of whether we are in receipt of any transfer fee payable to us. We agree that we shall collect any such transfer fee from the Account Party and that you are not responsible for the payment of any transfer fee required by us to transfer this Letter of Credit.

Partial drawings are allowed under this Letter of Credit. Each presentation honored by us shall immediately reduce the amount available to be drawn hereunder in the amount of the payment made in respect of such presentation.

Payment under this Letter of Credit will be made out of our funds and, if requested by you, will be made by wire transfer of federal funds to your account with any bank which is a member of the Federal Reserve System.

We agree that we shall have no duty or right to inquire as to the basis upon which beneficiary has determined to present us any draft under this letter of credit.

2

Except as far as otherwise expressly stated herein, this Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Letters of Credit, International Chamber of Commerce, Publication No. 600, and as to matters not governed by the UCP 600, shall be governed by and construed in accordance with the laws of the State of New York and applicable United Stated Federal Law.

Very truly yours,

Authorized Signature Standby/Guarantee Unit [Insert Telephone Number]

3

ANNEX 1

NOTICE OF TRANSFER

Re:	Letter of Credit No.

(the “Letter of Credit”)

Ladies and Gentlemen:

For value received, the undersigned beneficiary (the “Beneficiary”) hereby irrevocably transfers to (the “Transferee”):

(Name of Transferee)

(Address)

all rights of the Beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the Beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof.

SIGNATURE AUTHENTICATED	Yours very truly,

(Name of Bank)	(Name of Beneficiary)

By
(Authorized signature)
(printed name and title)

4

EXHIBIT B-1

APPROVED LETTER OF CREDIT

[Attached]

5

EXHIBIT B

FORM OF LETTER OF CREDIT

STANDBY L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE: 07/01/2014

BENEFICIARY:

BRICKMAN 95 MORTON LLC

C/O BRICKMAN ASSOCAITES

712 FIFTH AVENUE

NEW YORK, NEW TORK 10022

APPLICANT:

INTEGRAL AD SCIENCE, INC

37 E 18TH STREET

7TH FLOOR

NEW YORK NY 10003

AMOUNT: US$1,607,872.00 (ONE MILLION SIX HUNDRED SEVEN THOUSAND EIGHT HUNDRED SEVENTY TWO AND NO/100 U.S. DOLLARS)

EXPIRATION DATE: (ONE YEAR FROM ISSUANCE)

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                 IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER PRINTED NAME, DESIGNATED TITLE, STATING THE FOLLOWING:

(A)	“DRAWN UNDER FROM SILICON VALLEY BANK LETTER OF CREDIT NUMBER SVBSF .”

-OR-

(B)

“BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NUMBER SVBSF            WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                , 20__ WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

Brickman Associates / 95 Morton - Integral Ad Science, Inc. - Lease / LC v4

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$ 250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED TO PRESENT US ANY DRAFT UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”).

[BANK USE]	[BANK USE]
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Brickman Associates / 95 Morton - Integral Ad Science, Inc. - Lease / LC v4

EXHIBIT “A”

DATE:                                                                                                                                                     REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF

US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA,

STANDBY

LETTER OF CREDIT NUMBER NO.                                                                                                       DATED

TO:	SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054                                                                                                  (BENEFICIARY’S NAME)

.............................................................

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716 OR 408-654-7127 OR 408-654-3035.

Brickman Associates / 95 Morton - Integral Ad Science, Inc. - Lease / LC v4

EXHIBIT “B”

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER
OF CREDIT
SANTA CLARA, CA 95054	NO.
ISSUED BY
ATTN: INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA
CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title (s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

Brickman Associates / 95 Morton - Integral Ad Science, Inc. - Lease / LC v4

EXHIBIT C

FURNITURE INVENTORY

Category	Item	Quantity
chairs	Blu Dot Real Good stool	2
Chairs	Orange cup chairs	2
chairs	All-Welded Stools with Adjustable Leg Extension	9
Chairs	VITRA Panton Chair white curve chairs	9
Chairs	Misc Rolling Chairs	13
Chairs	Molded Plastic Side Chair Black Cup metal legs	16
Chairs	Molded Plastic Side Chair with Dowel-Leg Base	18
chairs	Blu Dot chairs	21
Chairs	VITRA Panton Chair red curve chairs	27
Chairs	SAYL Chairs	149
Chairs/Grey Room	ergoErgo orange	8
Chairs/Red Room	emeco 111 NAVY® CHAIR metal chairs	6
Desk	Eames Desk Unit	1
Desk	ARRé (with opening)	6
Desk	Ikea	134
desk organizer	Herman miller Set	137
File cabinet	CB2	63
File cabinet	Heart Work	83
furniture	cassette stand	1
furniture	Fab table view	1
furniture	Lamps	2
IT Equipment	Conference speaker phones	2
IT Equipment	Deskphones	35
IT Equipment	Apple Keyboards	40
Kitchen	Metal shelf	4
Monitors	24”	13
Monitors	27”	36
printer	various HP printers	2
Security Cameras	Security System with DVR	1
Table	Black wood table	1
Table	Blu Dot table	1
Table	Boardroom main table	1
Table	Boardroom metal table	1
Table	Boardroom round	1
Table	with wood panels	3
table	Blu Dot Strut Large	4
table	Blu Dot Strut 56”	8
Table/Red Room	glass table	1
Trash Bin	Kitchen Trash bin	2
Trash Bin	White small	16
TV	Standard	2
white ikea shelf	Large	4
white ikea shelf	Small	12

6

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[Attached]

7

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant Name:

Trade Name:

Room/Unit No.:

THIS AGREEMENT is dated the              day of                                                      , 20        , and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., Wilde Building, 900 Cottage Grove Road, Hartford, Connecticut 06152, Attn: Debt Asset Management, A4-CRI (“Mortgagee”),                                                                                                                                                      ,

d/b/a                                                                                                                                                , having an address

of                                                                                                                                                     (“Tenant”), and                                                                                                                                              , having an address of                                                                                                                    (“Landlord”).

RECITALS:

A. Tenant has entered into a lease (“Lease”) dated                                                           with                                          as lessor (“Landlord”), covering the premises known as                                              (the “Premises”) within the property known as                                              , more particularly described as shown on Exhibit A, attached hereto (the “Real Property”).

B. Mortgagee has agreed to make or has made a mortgage loan in the amount of                                 to Landlord, secured by a mortgage of the Real Property (the “Mortgage”), and the parties desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

2. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

3. If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.

4. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is in an escrow fund available to Mortgagee, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld or delayed), or (d) personally liable under the Lease, Mortgagee’s liability thereunder being limited to its interest in the Real Property.

5. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

6. Tenant shall give Mortgagee, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Mortgagee at Mortgagee’s address set forth above or at such other address as to which Tenant has been notified in writing. Mortgagee shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.

7. Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

WITNESSES:	MORTGAGEE:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc., its authorized representative

By:
Name:
Its:
Name:

TENANT:

Integral Ad Science, Inc.

	By:	/s/ Kristin Leary
Name:
	Its:	SVP, Finance
Name:

LANDLORD:

	By:	/s/ Bruce Brickman
Name:

Name:	Its:

STATE OF CONNECTICUT

                ss.             Bloomfield

COUNTY OF HARTFORD

On this, the              day of                             , 20        , before me, the undersigned officer, personally appeared                                                          , who acknowledged himself to be the                                  of CIGNA Investments, Inc., authorized representative for Connecticut General Life Insurance Company, and signed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

STATE OF

.                                                      :    ss

COUNTY OF

On this, the              day of                  , 20        , before me, the undersigned officer, personally appeared                             , who acknowledged herself/himself to be the                                          of                                              , and signed the foregoing instrument for the purposes therein contained as her/his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

STATE OF

                                                     :    ss.

COUNTY OF

On this, the              day of                  , 20         , before me, the undersigned officer, personally appeared                             , who acknowledged herself/himself to be the                                          of                                         , and signed the foregoing instrument for the purposes therein contained as her/his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

Exhibit A